                                                                     Exhibit 2.1
                                                                     -----------

                            STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made this 23rd day of June, 2001 by and among SYSTEMS & COMPUTER TECHNOLOGY CORPORATION, a Delaware corporation ("SCT"), SCT TECHNOLOGIES (CANADA), INC., a company organized and existing under the laws of the Province of Ontario, Canada ("SCT Canada"), SCT FINANCIAL CORPORATION, a Delaware corporation ("SCT Financial"), SCT PROPERTY, INC., a Delaware corporation ("SCT Property"), SCT GOVERNMENT SYSTEMS, INC., a Delaware corporation (the "Company"), OMNI-TECH SYSTEMS, LTD., a company organized and existing under the laws of the Province of British Columbia, Canada ("Omni-Tech"), AFFILIATED COMPUTER SERVICES, INC., a Delaware corporation ("ACS"), ACS ENTERPRISE SOLUTIONS, INC., a Delaware corporation and a wholly-owned subsidiary of ACS ("ACS-Enterprise") and ACS-ALBERTA, INC., a company organized and existing under the laws of the Province of Alberta, Canada ("ACS-Alberta" and collectively with ACS-Enterprise, the "Purchasers"). For convenience, SCT, SCT Canada, SCT Financial and SCT Property, the Company and Omni-Tech are sometimes collectively referred to in this Agreement as the "SCT Parties," and individually as an "SCT Party." For convenience, ACS and the Purchasers are sometimes together referred to in this Agreement as the "ACS Parties," and individually as an "ACS Party."

                                   BACKGROUND

          SCT Financial owns 1,000 shares of the common stock, par value $0.01 per share, of the Company, which shares represent 100% of the issued and outstanding shares of the Company (collectively, the "Company Shares"). SCT Canada owns 539 Class B Common Shares, 205 Class C Common Shares, 356 Class D Common Shares, each without par value, and 6,292 Class G Preference Shares, par value $0.01 per share, 4,418 Class H Preference Shares, par value $0.01 per share, and 10 Class I Preference Shares (voting), par value $1.00 per share of Omni-Tech, which shares represent 100% of the issued and outstanding shares of Omni-Tech (collectively, the "Omni-Tech Shares," and collectively with the Company Shares, the "Shares"). The Company and Omni-Tech are in the business of developing, licensing and supporting enterprise software, and jury management software and providing outsourcing, systems implementation, systems integration and maintenance and enhancements, directly and indirectly to governments (the "Business"). The Purchasers desire to purchase from SCT Financial and SCT Canada, and SCT Financial desires to sell to ACS Enterprise and SCT Canada desires to sell to ACS-Alberta, the Company Shares and the Omni-Tech Shares, respectively, in accordance with the terms and subject to the conditions set forth in this Agreement, including electing to treat the purchase and sale of the Company Shares as a purchase and sale of the assets of the Company for purposes of the United States federal income tax laws.

          NOW THEREFORE, in consideration of the premises and of the mutual promises, covenants, representations and warranties made in this Agreement, the SCT Parties and the ACS Parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     The following terms, as used herein, shall have the following respective meanings, unless the context otherwise require:

    1.1 "Accounts Receivable" shall mean all of the Company's and Omni-Tech's accounts receivable (and notes receivable, if any) created or arising in respect of the sale of Software Licenses, products and services.

    1.2 "Affiliate" shall mean, (a) as to any specified Person, any other Person controlling, controlled by or under common control with such specified Person, (b) any officer, director or partner of such specified Person, or (c) any member of the Family Group of such specified Person or of any individual who is an Affiliate of such specified person by reason of clause (a) or (b) of this definition. The term "control," with respect to any person, means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or a partnership interest, by contract or otherwise. "Family Group" means, as to any individual, such individual's spouse, parents, grandparents, lineal descendants and trusts for the benefit of any of the foregoing, provided that all the income beneficiaries and remainderman of any such trust are such individual's spouse, ancestors or lineal descendants.

    1.3   "Affiliated Company" shall have the meaning assigned to it in
Section 4.32 of this Agreement.
------------

    1.4 "Assets" shall mean the Accounts Receivable, Equipment, Intellectual Property and Information, Leased Real Property, Leasehold Improvements and Fixtures, Prepaid Items and Rights and Other Property of the Company and Omni-Tech.

    1.5 "Books and Records" shall mean all records, documents, lists and files, relating to the Assets and the Business of the Company and Omni-Tech, including, without limitation, all contracts, purchase orders, sales orders, price lists, lists of accounts, customers, suppliers and personnel, shipping records, all product, business and marketing plans, sales and product brochures and catalogs and other sales literature and materials, historical sales data and all books, ledgers, files and business records, whether in hard copy, electronic form or otherwise.

    1.6 "Broward County Litigation" shall mean that certain lawsuit styled as Broward County (Plaintiff) vs. Unisys Corporation (Defendant) vs. SCT
   ---------------------------------------------------------------------
Government Systems Inc. (Third Party Defendant) in the United States District
-----------------------------------------------
Court of the Southern District of Florida, together with any and all causes of actions, counterclaims and cross-claims thereto and all appeals thereof.

    1.7 "Broward County Receivables" shall mean all Accounts Receivables of the Company owing from Unisys Corporation which are the subject matter of the Broward County Litigation.

    1.8 "Cash" shall mean all of the Company's and Omni-Tech's cash and cash equivalents in any currency held by the Company and Omni-Tech.

     1.9 "Charter Documents" shall mean the articles or certificate of incorporation, as applicable, and the by-laws, in each case as amended and restated, of any Person that is a corporation.

     1.10   "Closing" shall have the meaning assigned to it in Section 3.1(a) of
                                                               --------------
this Agreement.

     1.11   "Closing Date" shall have the meaning assigned to it in Section
                                                                    -------
3.1(a) of this Agreement.
------

     1.12   "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.13 "Condition" shall mean the assets, liabilities, results of operations, financial condition and, to the extent that any of the individuals identified on Schedule 1.39 has Knowledge thereof after reasonable inquiry of
              -------------
the Employees who report to such individual, prospects of the Company and Omni-Tech, taken as a whole.

     1.14 "Consents" shall mean any consent, waiver, approval, authorization, certification or exemption required from any person or under any Contract or Requirements of Law, as applicable.

     1.15 "Contract" shall mean any written agreement, contract, commitment, lease and other instrument, document and undertaking.

     1.16 "Court Link Receivable" shall mean, the $2,000,000 receivable of the Company owing from CourtLink, Inc. reflected on the March 2001 Financial Statements.

     1.17   "Deductible Amount" shall have the meaning assigned to it in Section
                                                                         -------
10.4 of this Agreement.
----

     1.18 "Distribution Agreement" shall mean the Distribution Agreement, dated February 1, 1999 between SCT Property (as assignee of Ploegos Technologies Limited) and Omni-Tech.

     1.19 "DOJ" shall mean the antitrust division of the United States Department of Justice.

     1.20 "Employees" shall mean each of the employees of the Company and Omni-Tech.

     1.21 "Environmental Claim" shall mean any written demand, claim, suit, lien, action, expense, cause of action, investigation or notice by any Person alleging actual or potential liability under Environmental Laws (including, without limitation, potential or actual liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties).

     1.22 "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Entity pertaining to health or the environment currently in effect in any and all jurisdictions in which the Company or Omni-Tech owns property or conducts business, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Occupational Safety and Health Act of 1970, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, any state laws implementing the foregoing federal laws, and all other environmental conservation or protection laws.

     1.23 "Equipment" shall mean all of the Company's and Omni-Tech's furniture, fixtures, machinery, equipment, motor vehicles, office equipment, computers, tools and replacement parts, wherever located.

     1.24 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.25   "Financial Statements" shall have the meaning assigned to it in
Section 4.15 of this Agreement.
------------

     1.26 "FAS 106" shall mean Financial Accounting Standards Board Statement No. 106.

     1.27 "FAS 112" shall mean Financial Accounting Standards Board Statement No. 112.

     1.28   "FTC" shall mean the United States Federal Trade Commission.

     1.29 "Funded Indebtedness" shall mean, as to the Company and Omni-Tech (without duplication), the aggregate amount (including the current portions thereof) of all indebtedness for money borrowed from others (including accrued but unpaid interest thereon) and all obligations of such Person as a lessee under leases that have been, in accordance with GAAP, recorded as capital leases.

     1.30 "FY 2000 Financial Statements" shall have the meaning assigned to it in Section 4.15 of this Agreement.
   ------------

     1.31 "GAAP" shall mean generally accepted accounting principles in the United States, with such adjustments as set forth in, and applied on a basis consistent with, the historical internal accounting practices and procedures utilized by SCT with respect to the Business for preceding years and throughout the periods involved.

     1.32 "Governmental Entity" shall mean any governmental or regulatory authority, or any administrative agency, department, commission, board, body, official, bureau or other governmental authority or instrumentality, domestic or foreign.

     1.33 "HSR Act" shall mean Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and the rules and regulations promulgated thereunder, as amended.

     1.34 "HSR Filings" shall mean the filings legally required to be made with the FTC and DOJ pursuant to the HSR Act with respect to the transactions contemplated by this Agreement.

     1.35 "HSR Waiting Period" shall mean all applicable waiting periods under the HSR Act.

     1.36   "Indemnified Party" shall have the meaning assigned to it in Section
                                                                         -------
10.1(c).
-------

     1.37   "Indemnifying Party" shall have the meaning assigned to it in
Section 10.1(c).
---------------

     1.38 "Intellectual Property and Information" shall mean all the following of each of the Company and Omni-Tech on a world-wide basis: patents, patent applications, registered trademark and service marks, trademark and service mark applications, trademark and service mark rights, trade names, registered copyrights, copyright rights, copyright applications, Software, trade secrets, product-related artwork, logos, materials and manufacturing specifications, drawings, designs and know-how.

     1.39 "Knowledge" shall mean the actual knowledge of any of the individuals identified on Schedule 1.39.
                          -------------

     1.40 "Leased Real Property" shall mean the real property leased by the Company and Omni-Tech.

     1.41 "Leasehold Improvements and Fixtures" shall mean all of the leasehold improvements, fixtures and appurtenances owned by the Company and Omni-Tech and attached to the Leased Real Property.

     1.42 "Leases" shall mean the leases pursuant to which the Company or Omni-Tech leases the Leased Real Property.

     1.43 "Legal Expenses" shall mean any and all reasonable out-of-pocket fees, costs and expenses of any kind incurred by such person and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other similar action with respect to any threatened or asserted claim.

     1.44 "Legal Proceeding" shall mean any action, suit, arbitration, or claim by or before any court, tribunal, arbitrator, Governmental Entity, arbitration or alternative dispute resolution panel.

     1.45 "Liabilities" shall mean any and all obligations or liabilities of the Company and Omni-Tech whatsoever, express or implied, matured or unmatured, disputed, liquidated, unliquidated, absolute, fixed or contingent, known or unknown, except for any Permitted Liabilities.

     1.46 "Liens" shall mean all liens, pledges, charges, security interests, and other similar encumbrances.

     1.47 "Losses" shall mean any and all damages, losses, obligations, deficiencies, liabilities, claims, encumbrances, penalties, fines, costs and expenses, including, without limitation, any diminution in value of any real or personal property, reasonable attorneys' fees, and reasonable fees on a solicitor-client basis (but excluding punitive damages other than Allowable Punitive Damages). The term "Allowable Punitive Damages" shall mean punitive damages required to be paid by an indemnified party to a Third Party except to the extent such punitive damages are the result of the acts of the indemnified party.

     1.48 "March 2001 Balance Sheet" shall mean the balance sheet for the accounting period ending in March 31, 2001 included in the March 2001 Financial Statements.

     1.49 "March 2001 Financial Statements" shall have the meaning assigned to it in Section 4.15(a)(ii) of this Agreement.
      -------------------

     1.50 "Material Adverse Effect" shall mean a material adverse effect upon the Condition; provided, however, that in the case of representations and warranties qualified by the phrase "Material Adverse Effect", material adverse effects shall not include events and conditions affecting the economy in general or the industry generally in which the Company and Omni-Tech compete.

     1.51   "Material Contracts" shall have the meaning assigned to it in
Section 4.23 of this Agreement.
------------

     1.52   "Material Customer" shall have the meaning assigned to it in Section
                                                                         -------
4.33(a) of this Agreement.
-------

     1.53 "Materials of Environmental Concern" means any toxic, reactive, corrosive, carcinogenic, flammable or hazardous pollutant or other hazardous substance or waste, as defined in Environmental Laws.

     1.54 "Order" shall mean any judgment, order, writ, decree, injunction or other determination whatsoever of any court, tribunal, arbitrator, Governmental Entity or any other entity or body whose finding, ruling or holding is legally binding or is enforceable as a matter of right (in any case, whether preliminary or final).

     1.55   "Permits" shall have the meaning assigned to it in Section 4.17 of
                                                               ------------
this Agreement.

     1.56 "Permitted Liabilities" shall mean Liabilities of the Company and Omni-Tech reflected in the March 2001 Financial Statements, Liabilities incurred in the ordinary course of business since the date of the March 2001 Financial Statements, Liabilities disclosed in this Agreement or any Schedules under this Agreement, and Liabilities that, under GAAP, are not required to be included on the March 2001 Balance Sheet, in each case incurred consistent with past practice.

     1.57   "Permitted Liens" shall have the meaning assigned to it in Section
                                                                       -------
4.8 of this Agreement.
---

     1.58 "Person" shall mean an individual, a sole proprietorship, a corporation, a partnership, a joint venture, an association, a trust, or any other entity or organization, including a Governmental Entity.

     1.59   "Plans" shall have the meaning assigned to it in Section 4.32 of
                                                             ------------
this Agreement.

     1.60 "Prepaid Items" shall mean all of the Company's and Omni-Tech's prepaid expenses accrued in the ordinary course of business consistent with past practice, including but not limited to advances and deposits, as reflected on the March 2001 Financial Statements.

     1.61   "Purchase Price" shall have the meaning assigned to it in Section
                                                                      -------
2.2 of this Agreement.
---

     1.62 "Requirements of Law" shall mean, with respect to any Person, any provision of law, statute, treaty, rule, regulation, ordinance or pronouncement having the effect of law, to which, in each case, such Person or any of such Person's properties, operations, business or assets is bound or subject.

     1.63 "Rights and Other Property" shall mean all of the Company's and Omni-Tech's assets (other than Cash) not included in the Accounts Receivable, Equipment, Intellectual Property and Information, Inventory, Leasehold Improvements and Fixtures and Prepaid Items, including, without limitation, all of the following: rights of offset, bank and mutual fund accounts, safe deposit boxes, credits, claims against third parties for refunds, causes of action, judgments, proceeds of insurance in respect of damage to or destruction or loss of assets, going concern value, goodwill, contract rights, warranties and licenses received from manufacturers and sellers of Equipment, vendor and customer records, franchises, licenses, permits, consents, approvals, certificates of public convenience, waivers and authorizations for the operation of the Business.

     1.64   "San Juan Litigation" shall mean that certain lawsuit styled as SCT
                                                                            ---
vs. Municipality of San Juan in the Superior Court of Puerto Rico, San Juan
----------------------------
Sector.

     1.65 "San Juan Receivables" shall mean all Accounts Receivables of the Company owing from the Municipality of San Juan which are the subject matter of the San Juan Litigation.

     1.66 "Software" shall mean all computer software programs and related object code, objects and source codes owned by the Company and which is licensed by the Company or Omni-Tech to Third Parties or under development by the Company or Omni-Tech in connection with the Business, together with all related user documentation.

     1.67 "Software Licenses" shall mean the license agreements (and related user documentation) between the Company or Omni-Tech, on the one hand, and each end-user licensee to whom the Company or Omni-Tech has granted rights to use any of the Software or Third Party Software for such end-user licensee's own internal computing operations, on the other hand.

     1.68 "Subsidiary" shall mean any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the voting stock or otherwise has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     1.69   "Survival Period" shall have the meaning assigned to it in Section
                                                                       -------
10.3 of this Agreement.
----

     1.70 "Taxes" shall mean (a) all taxes, charges, fees, levies, assessments, or duties including, without limitation, all net income, gross income, gross receipts, sales, use, minimum, alternative or add-on minimum ad valorem, value-added service, license and custom, duties, imposts, charges, levies or other similar assessments of any kind, transfer, franchise, profits, payroll, withholding, disability, employment, social security, workers compensation, utility, severance, windfall profits, transfer and gains, unemployment, excise, estimated, stamp, occupancy, occupation, real or personal property or other similar taxes, including any interest or penalties thereon, and additions to tax or additional amounts, imposed by any Governmental Entity (a "Taxing Authority") and (b) all liability for the payment of any such taxes, interest, penalty, addition to tax or like additional amount resulting from the application of United States Treasury Regulation Section 1.1502-6 or a comparable law or regulation in any other jurisdiction.

     1.71 "Tax Return" shall mean any declaration, return, report, estimate, information return, schedule, statement or other document filed or required to be filed in respect of any Tax.

     1.72 "Third Party" shall mean any Person other than any of the ACS Parties, any of the SCT Parties and any of the ACS Parties' or the SCT Parties' respective Affiliates.

     1.73   "Third Party Claim" shall have the meaning assigned to it in Section
                                                                         -------
10.1(d) of this Agreement.
-------

     1.74 "Third Party Software" shall mean all computer software programs and related object code, objects and source code, if any, of any Third Party which has granted to the Company or Omni-Tech the right to grant licenses in such programs, object code and source code to end-user licensees for such end-user licensee's own internal computing operations.

                                   ARTICLE 2
                          SALE AND PURCHASE OF SHARES

     2.1    Sale and Purchase of the Shares and European Distribution Rights.
            ----------------------------------------------------------------
Subject to the terms and conditions contained in this Agreement, at the Closing:
(a) SCT Financial shall sell to ACS Enterprise all right, title and interest in and to the Company Shares, free and clear of all Liens; (b) SCT Canada shall sell to ACS-Alberta all right, title and interest in and to the Omni-

Tech Shares, free and clear of all Liens; (c) SCT Property shall assign to Purchasers all rights, title and interest in and to the Distribution Agreement; and (d) ACS-Enterprise and ACS-Alberta, shall purchase the Company Shares and the Omni-Tech Shares from SCT Financial and SCT Canada, respectively, and ACS-Enterprise shall accept the assignment of the Distribution Agreement.

     2.2    Purchase Price and Payment; Allocation. As full consideration for
            --------------------------------------
the Shares and the assignment of the Distribution Agreement, at the Closing the Purchasers shall pay, deliver or cause to be delivered (and ACS shall cause the Purchasers to pay, deliver or cause to be delivered) to SCT the sum of (a) Eighty-Five Million United States Dollars ($85,000,000), plus (b) Cash held by
                                                         ----
the Company and Omni-Tech as of the Closing, minus (c) the amount of Funded
                                             -----
Indebtedness assumed by the Purchasers as of the Closing (after giving effect to any reduction of such Funded Indebtedness by application of such amount of cash necessary to cover checks or other remittances which have been written, mailed or otherwise delivered by the Company or Omni-Tech on account of such Funded Indebtedness which have not been cleared as of the Closing) (the "Purchase Price"). The Purchase Price shall be paid to SCT in cash by wire transfer of immediately available United States federal funds to the account designated in writing by SCT at least two days prior to the Closing. The Purchase Price shall be allocated among the Company Shares, the Omni-Tech Shares, the Distribution Agreement and the Copyright Assignment (as defned in Section 7.17) as follows:
                                                     ------------
(i) One Million Eight Hundred Thousand Dollars ($1,800,000) shall be allocated to the Omni-Tech Shares, (ii) One Million Dollars ($1,000,000) shall be allocated to the Distribution Agreement, (iii) One Million Dollars ($1,000,000) shall be allocated to the Copyright Assignment and the balance shall be allocated to the Company Shares.

                                   ARTICLE 3
                                    CLOSING

     3.1    Closing.
            -------

              (a) General. Unless otherwise agreed in writing by SCT and the
                  -------
Purchasers, the consummation of the purchase and sale of the Shares under this Agreement (the "Closing") will be held at the offices of Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201 within two (2) business days after the satisfaction or waiver of the conditions set forth in Article 7 of
                                                                ---------
this Agreement (other than those conditions that, by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions). The date on which the Closing actually occurs is referred to in this Agreement as the "Closing Date."

              (b) Transfer and Deliveries. At the Closing:
                  -----------------------

                     (i) SCT Financial shall deliver (and SCT shall cause SCT Financial to deliver) to ACS Enterprise a certificate or certificates registered in the name of SCT Financial, properly endorsed or with assignments separate from the certificate, with all required transfer stamps, representing the Company Shares, against receipt of the Purchase Price as provided in Section
                                                                     -------
3.1(b)(vi) of this Agreement;
----------

          (ii) SCT Canada shall deliver (and SCT shall cause SCT Canada to deliver) to ACS-Alberta a certificate or certificates registered in the name of SCT Canada, properly endorsed or with assignments separate from the certificate, with all required transfer stamps, representing the Omni-Tech Shares, against receipt of the Purchase Price as provided in Section 3.1(b)(vi) of this
                                             ------------------
Agreement;

          (iii) SCT Financial shall deliver (and SCT shall cause SCT
Financial to deliver) to ACS-Enterprise all of the Company's Books and Records, including without limitation all minute books, stock books, stock transfer ledgers, financial and accounting records, and files; provided, however, that only the Company's minute books, stock books and stock transfer legends will be required to be delivered at the location of the Closing, and the remainder of the Books and Records may be delivered at the Company's principal executive offices;

          (iv) SCT Canada shall deliver (and SCT shall cause SCT Canada to deliver) to ACS-Alberta all of the Omni-Tech's Books and Records, including without limitation all minute books, stock books, stock transfer ledgers, financial and accounting records, and files; provided, however, that only Omni-Tech's minute books, stock books and stock transfer legends will be required to be delivered at the location of the Closing, and the remainder of the Books and Records may be delivered at Omni-Tech's principal executive offices;

          (v) The SCT Parties shall each deliver each of the documents, certificates and items required to be delivered by such SCT Party pursuant to
Article 7 of this Agreement;
---------

          (vi) The Purchasers shall deliver (and ACS shall cause the Purchasers to deliver) the Purchase Price as provided for in Section 2.2 of this Agreement;
                                                  -----------
and

          (vii) The ACS Parties shall each deliver each of the documents, certificates and items required to be delivered by such ACS Party pursuant to Article 8 of this Agreement.
            ---------

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                           RESPECTING THE SCT PARTIES

          The SCT Parties hereby jointly and severally represent and warrant to the ACS Parties as follows:

    4.1   Organization, Power and Authority. SCT is a corporation, duly
          ---------------------------------
organized and validly existing and in good standing under the laws of the State of Delaware. SCT Canada is a corporation, duly organized and validly existing under the laws of the Province of Ontario, Canada. Each of the Company and Omni-Tech is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and Omni-Tech is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Each of the Company and Omni-Tech has full power and authority, and all requisite rights, franchises and governmental permits, licenses and consents, to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Neither the Company nor Omni-Tech owns any equity interest in any corporation or other entity other than those listed in
Schedule 4.1. Each of the Company and Omni-Tech has the power and authority to
------------
own its property and to carry on its business as presently conducted, and each of the SCT Parties has the right, power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement to be performed by such SCT Party. Correct and complete copies of the Charter Documents of the Company and Omni-Tech have been previously furnished to the ACS Parties. The Company and Omni-Tech are not in violation of any term of their respective Charter Documents.

     4.2    Authorization. This Agreement constitutes the valid and binding
            -------------
obligation of each of the SCT Parties enforceable against each of them in accordance with its terms. The execution, delivery and performance of this Agreement by each of the SCT Parties has been duly authorized by all necessary corporate action required to be taken on the part of each of them.

     4.3    Capitalization.
            --------------

               (a) The Company's authorized capital stock consists of 1,000 shares of common stock, par value $0.01 per share, of which only the Company Shares are issued and outstanding. The Company Shares are owned of record and beneficially solely by SCT Financial. The Company Shares have been validly issued, and are fully paid and non-assessable and none of the Company Shares has been issued in violation of any preemptive or similar right, created by statute, the Company's Charter Documents, or any Contract by which the Company is bound.

               (b) Omni-Tech's authorized capital stock consists of 100 Class A Common Shares (voting), without par value, 1,650 Class B Common Shares, without par value, 4,125 Class C Common Shares, without par value, 4,125 Class D Common Shares, without par value, 100,000 Class E Preference Shares, par value $100 per share, 100,000 Class F Preference Shares, par value $100 per share, 100,000 Class G Preference Shares, par value $0.01 per share, 100,000 Class H Preference Shares, par value $0.01 per share, 100,000 Class I Preference Shares (voting), par value $1.00 per share, of which only the Omni-Tech Shares are issued and outstanding. The Omni-Tech Shares are owned of record and beneficially solely by SCT Canada. The Omni-Tech Shares have been validly issued and are fully paid and non-assessable and none of the Omni-Tech Shares has been issued in violation of any preemptive or similar right, created by statute, Omni-Tech's Charter Documents or any Contract by which Omni-Tech is bound.

               (c) Except for the Company Shares and the Omni-Tech Shares, neither the Company nor Omni-Tech has issued other shares of capital stock, there are no outstanding warrants, options or other rights, commitments, agreements or understandings to purchase or acquire any shares of capital stock or other equity securities of the Company or of Omni-Tech , there are no outstanding debt securities of the Company or of Omni-Tech convertible into equity securities or otherwise containing equity provisions, and there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or Omni-Tech. Neither the Company nor Omni-Tech has reserved any of its authorized shares of capital stock for any purpose. Except for restrictions imposed by the Securities Act of 1933, as amended, or any other securities laws, there are no restrictions on the transfer of the Company's or Omni-Tech's capital stock and neither the Company nor Omni-

Tech has any understandings or agreements with SCT, SCT Financial, SCT Canada or any other Person respecting the Company's or Omni-Tech's capital stock or other securities. Neither SCT, SCT Financial nor SCT Canada has entered into or granted any outstanding warrants, options, commitments, agreements or understandings with any Person (except for the transactions contemplated by this Agreement) to sell, transfer or otherwise dispose of any of the Company Shares or the Omni-Tech Shares, respectively. Neither the Company nor Omni-Tech is under any obligation whatsoever to issue any further shares or debentures.

               (d) There are no obligations, contingent or otherwise, of the Company or Omni-Tech to repurchase, redeem or otherwise acquire any Company Shares or Omni-Tech Shares, or except as set forth on Schedule 4.3(d), to make
                                                      ---------------
any material investment in (whether in the form of a loan, capital contribution or otherwise) or provide any guarantee with respect to the obligations of, any Person.

    4.4   Title to Shares.
          ---------------

               (a) SCT Financial has good and valid title to the Company Shares, free and clear of all Liens, and upon transfer of the Company Shares to ACS Enterprise and the receipt of payment for the Company Shares in accordance with this Agreement, good and valid title to the Company Shares will pass to ACS Enterprise, free and clear of all Liens.

               (b) SCT Canada has good and valid title to the Omni-Tech Shares, free and clear of all Liens, and upon transfer of the Omni-Tech Shares to ACS-Alberta and the receipt of payment for the Omni-Tech Shares in accordance with this Agreement, good and valid title to the Omni-Tech Shares will pass to ACS-Alberta, free and clear of all Liens.

    4.5   Subsidiaries; Investments in Other Entities. Neither the Company nor
          -------------------------------------------
Omni-Tech has any Subsidiaries. Except as identified on Schedule 4.5, neither
                                                        ------------
the Company nor Omni-Tech has any direct or indirect investments in, or interest convertible into or exchangeable or exercisable for capital stock or interest in any Person, and neither the Company nor Omni-Tech is a party to any Contract requiring the Company or Omni-Tech or has otherwise agreed to purchase or acquire any interest in, the equity of any corporation, trust, partnership or business entity, or debt securities convertible into such securities or otherwise containing equity provisions.

    4.6   Conflict with other Instruments; Absence of Restrictions. The
          --------------------------------------------------------
execution, delivery and performance of this Agreement by the SCT Parties (a) will not contravene any provision of their respective Charter Documents, and (b) except as set forth on Schedule 4.6, will not result in a breach of, or
                       ------------
constitute a default under, any Contract to which any of the SCT Parties is a party or by which any of the SCT Parties or any of their respective properties are bound, or any Order or Requirements of Law which is binding on any of the SCT Parties or any of the Company's or Omni-Tech's Assets, or result in the creation or imposition of any Lien on any of the Shares or any of the Company's or Omni-Tech's Assets or give to others any interest or rights therein or create in any Third Party the right to modify, terminate or accelerate (or to make a claim for damages in respect of) any Contract to which the Company or Omni-Tech is a party or by which the Company or Omni-Tech is bound.

    4.7   Government and Third-Party Approvals. Except for the filing of the HSR
          ------------------------------------
filings with the DOJ and the FTC pursuant to the requirements of the HSR Act and the expiration of the HSR Waiting Period and except as listed on Schedule 4.7,
                                                                 ------------
none of the SCT Parties are required to obtain any Consent of or file, register or qualify with any Governmental Entity, or any Third Party (including any Third Party to any Contract with SCT or SCT Canada or any Third Party to any Contract with the Company or Omni-Tech) (a) for the execution, delivery and performance of this Agreement by the SCT Parties or (b) in order to vest in the Purchasers good and marketable title in and to all of the Shares upon the Closing.

    4.8   Title to Properties. The Company and Omni-Tech have good and
          -------------------
marketable title to their properties and assets, whether tangible or intangible which are reflected as owed in the March 2001 Balance Sheet and those acquired since the date thereof (except for properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the date thereof), free and clear of all Liens, except (a) Liens for Taxes not yet due and payable, (b) utility easements, rights of way and other imperfections of title and encumbrances which do not and will not have a Material Adverse Effect, (c) Liens reflected in any Financial Statements, or (d) as specifically disclosed in Schedule 4.8 (collectively, the "Permitted Liens").
                             ------------
All of such properties and assets are in good working order, ordinary wear and tear excepted, and are sufficient to carry on the Business in the same manner as it is currently being conducted. Except as set forth on Schedule 4.8, no
                                                        ------------
property used by the Company or Omni-Tech in connection with the Business (other than the Leased Real Property) is held under any lease, security agreement, pledge agreement or security arrangement or is located other than in the possession of the Company or Omni-Tech. All of the leases of personal property to which the Company or Omni-Tech is a party are effective and afford the Company and Omni-Tech possession of the subject matter of the lease in accordance with their respective terms.

    4.9   Accounts Receivable. All of the Accounts Receivable as of March 31,
          -------------------
2001 are reflected on the March 2001 Balance Sheets. Each of the Accounts Receivable constitutes a valid claim against the debtor charged therewith on the books of the Company and Omni-Tech, as applicable, net of reserves therefor as reflected in the Books and Records, and arose in bona fide transactions in the ordinary course of business. No account debtor has any valid set-off, deduction or defense with respect thereto, and no account debtor has asserted such set-off, deduction or defense except as set forth in Schedule 4.9. Except as set
                                                 ------------
forth on Schedule 4.9, the Accounts Receivable as of the Closing Date are
         ------------
collectible in the ordinary course of business in the aggregate recorded amounts thereof, net of the aggregate reserves therefor, as reflected in the Books and Records and will be collected within one hundred eighty (180) days after the later of (a) the due date for the applicable Accounts Receivable and (b) the Closing Date (the "Collection Period"). Since the commencement of the Services Agreement by and between SCT Government Systems, Inc. and the City of Memphis, Tennessee, dated December 15, 2000, the Company has not made reserves or offset any amounts due from the City of Memphis.

    4.10  Equipment. The items of Equipment are in good working order, ordinary
          ---------
wear and tear excepted. The Equipment reflected in the Books and Records includes all of the furniture, fixtures, machinery, equipment, motor vehicles, office equipment, computers, tools and replacement parts (a) currently used in the operation of the Business or (b) required to operate the Business as presently conducted by the Company and Omni-Tech.

    4.11  Leasehold Improvements and Fixtures. The Leasehold Improvements and
          -----------------------------------
Fixtures are in good working order, ordinary wear and tear excepted. The Leasehold Improvements and Fixtures reflected in the Books and Records include all of the leasehold improvements, fixtures and appurtenances currently used by the Company and Omni-Tech in operating the Company's and Omni-Tech's businesses.

    4.12  Owned Real Property. Neither the Company nor Omni-Tech owns any real
          -------------------
property and neither the Company nor Omni-Tech is a party to any Contract pursuant to which the Company or Omni-Tech has the right or obligation to purchase or acquire title to or any interest in any real property.

    4.13  Leased Real Property.
          --------------------

                 (a) The Leased Real Property identified on Schedule 4.13(a)
                                                            ----------------
constitutes all of the real property which is leased or used by the Company and Omni-Tech. The full and accurate address of each parcel of Leased Real Property and the lessor of each parcel of Leased Real Property is identified on Schedule
                                                                       --------
4.13(a). SCT and SCT Canada have previously delivered to the ACS Parties correct
-------
and complete copies of all the Leases.

                 (b) Except for the occupancy and use of the Leased Real Property by the Company or Omni-Tech, there are no leases, tenancies, licenses or other rights of occupancy or use for any portion of the Leased Real Property in favor of Third Parties, and no Person other than the Company or Omni-Tech occupies or uses any portion of the Leased Real Property.

                 (c) There are no pending or, to the Knowledge of the SCT Parties, threatened, condemnations, eminent domain or similar proceedings which could affect any part of the Leased Real Property.

                 (d) The buildings and improvements constituting a part of the Leased Real Property, and the operation or maintenance thereof as operated and maintained, do not contravene any zoning, building or safety Requirements of Law or violate any restrictive covenant relating thereto in any manner. Neither the Company nor Omni-Tech has received any notice of violation of any such Requirements of Law or covenant which it has not cured. There is no outstanding notice of violation, Order or citation specifically against the Company or Omni-Tech under any Requirements of Law relating to any of the Leased Real Property.

    4.14  Use of Assets. The Assets reflected in the Books and Records include
          -------------
all Assets that are used in or required to operate the Business as presently conducted by the Company and Omni-Tech. Except as set forth on Schedule 4.14,
                                                               -------------
the Accounts Receivable, Equipment, Intellectual Property and Information, Leased Real Property, Leasehold Improvements and Fixtures, Prepaid Items and Rights and Other Property reflected on the March 2001 Balance Sheet (other than such assets as the Company or Omni-Tech shall have been acquired or disposed of since March 31, 2001 in the ordinary course of business consistent with past practices), to the extent the same are required to be reflected thereon in accordance with GAAP, constitute all of the Assets of the Company and Omni-Tech and, except as set forth on Schedule 4.14, there are no assets used by the
                            -------------
Company and Omni-Tech in operating the Business as presently conducted, other than the Assets.

    4.15  Financial Statements.
          --------------------

                 (a) Schedule 4.15 consists of the following, referred to in
                     -------------
this Agreement collectively as the "Financial Statements:"

                     (i) the unaudited consolidating financial statements of the Company and Omni-Tech for the fiscal year ended September 30, 2000 (including a balance sheet and a statement of operations and a statement of cash flow) (collectively, the "FY 2000 Financial Statements"); and

                     (ii) the unaudited consolidating financial statements of the Company and Omni-Tech for the six months ended March 31, 2001 (including a balance sheet and a statement of operations and a statement of cash flow) (the "March 2001 Financial Statements").

                 (b) The Financial Statements were prepared in accordance with GAAP and present fairly in all material respects the financial condition, the results of the operations and cash flow of the Company and of Omni-Tech, as applicable, as at the respective dates thereof and for the periods reported therein, except that notes required under GAAP are not included and subject to normal recurring year-end audit adjustments, the effect of which adjustments are not reasonably expected to have a Material Adverse Effect.

    4.16  Absence of Undisclosed Liabilities. Except for Permitted Liabilities
          ----------------------------------
and as set forth on Schedule 4.16, the Company and Omni-Tech had no Liabilities
                    -------------
other than as reflected in the March 2001 Balance Sheets.

    4.17  Permits and Approvals. Schedule 4.17 lists all licenses, permits,
          ---------------------  -------------
approvals, authorizations, and consents granted by any Governmental Entity for the Company and Omni-Tech to conduct the Business as is currently conducted (collectively, the "Permits"). All Permits have been obtained, are in full force and effect, and the Business is currently being operated in compliance with the terms of each of the Permits. Except as set forth on Schedule 4.17, there are no
                                                     -------------
pending, nor, to the Knowledge of the SCT Parties, threatened, any Legal Proceedings which would reasonably be expected to result in the termination, revocation, limitation or impairment of any Permit. Except as set forth on
Schedule 4.17, no SCT Party has received any written notice of violation with
-------------
respect to any Permit within the past (2) years.

    4.18  Compliance with Law. Except as set forth on Schedule 4.18, the Company
          -------------------                         -------------
and Omni-Tech have complied with, and are not in violation of, any Requirements of Law to which the Company or Omni-Tech is subject. Except as set forth on
Schedule 4.18, no written notice from any Governmental Entity of any violation
-------------
of any Requirements of Law by the Company or Omni-Tech has been received by any SCT Party since June 1, 1999.

    4.19  Environmental Protection.
          ------------------------

                 (a) Except as set forth in Schedule 4.19(a), no SCT Party has
                                            ----------------
received any written notice from any Governmental Entity or other Third Party that the Company or Omni-Tech is not in compliance in all material respects with all Environmental Laws applicable to the Business.

                 (b) Except as set forth on Schedule 4.19(b), and for matters
                                            ----------------
that would not result, individually or in the aggregate with all other such matters, in liability to the Company or Omni-Tech of $50,000 or more: (i) the properties, operations and activities of the Company or Omni-Tech are in compliance with all applicable Environmental Laws; (ii) the Company and Omni-Tech and the operations and properties of the Company and Omni-Tech are not subject to any existing, pending or, to the Knowledge of any SCT Party, threatened Legal Proceeding by or before any Governmental Entity under any Environmental Law; (iii) all Permits, if any, required to be obtained or filed by the Company or Omni-Tech under any Environmental Law in connection with any aspect of the business of the Company or Omni-Tech, including without limitation those relating to the treatment, storage, disposal or release of a hazardous or otherwise regulated substance, have been duly obtained or filed and will not terminate because of the consummation of the purchase and sale of the Shares under this Agreement and the Company and Omni-Tech are in compliance with the terms and conditions of all such Permits; (iv) each of the Company and Omni-Tech has satisfied and is currently in compliance in all material respects with all financial responsibility requirements applicable to its operations and imposed by any Governmental Entity under any Environmental Law, and no SCT Party has received any notice of noncompliance with any such financial responsibility requirements; (v) to the Knowledge of the SCT Parties, there are no physical or environmental conditions existing on any property of the Company or Omni-Tech or resulting from the Company's or Omni-Tech's operations or activities, past or present, at any such location, that would give rise to any on-site or off-site remedial obligations imposed on the Company or Omni-Tech under any Environmental Laws or that would impact the soil, groundwater, surface water or human health;
(vi) to the Knowledge of the SCT Parties, since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous or otherwise regulated substances generated by the Company or Omni-Tech have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes; (vii) there has not been any release of hazardous substances or any pollutant or contaminant into the environment by the Company or Omni-Tech or in connection with their operations, which exposure or release forms the basis of a valid Environmental Claim against the Company and Omni-Tech; and (viii) the Company and Omni-Tech have made available to the ACS Parties all internally and externally prepared environmental audits and studies and all correspondence on substantial environmental matters in possession of any SCT Party relating to any of the current or former properties or operations of the Company or Omni-Tech.

        For purposes of this Section 4.19, the term "properties" shall mean
                             ------------
any and all real property in which the Company or Omni-Tech now hold or previously held equitable or legal title or, in the case of properties which are or were leased by the Company or Omni-Tech, shall be deemed to include only that specific leased or subleased premises, as the case may be, for which the Company or Omni-Tech are or were contractually obligated, or those specific leased or subleased premises from which the Company or Omni-Tech have caused or contributed to the release of any hazardous substance, as hereinafter defined. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA and RCRA and shall include petroleum and petroleum products, radon and PCBs, and the term "disposal" has the meaning specified in RCRA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance," "release," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply with respect to such state laws.

     4.20   Litigation. Except as set forth on Schedule 4.20: (i) no Legal
            ----------                         -------------
Proceeding is pending or, to the Knowledge of the SCT Parties, threatened against the Company or Omni-Tech or the transactions contemplated by this Agreement; (ii) no SCT Party has received within the last two (2) years any written notice of any investigation threatened or contemplated by any Governmental Entity relating to the Company or Omni-Tech or the Business; and
(iii) none of the Company and Omni-Tech are a party or subject to the provisions of any Order.

     4.21   Conduct of Business. Since March 31, 2001, the Business of the
            -------------------
Company and Omni-Tech has been conducted only in the ordinary course and in a manner consistent with past practices.

     4.22   Absence of Changes. Since March 31, 2001, except as set forth in
            ------------------
Schedule 4.22, there has not been:
-------------

            (a) any change in the Condition, except changes in the ordinary course of business, none of which (individually or in the aggregate) has had or would reasonably be expected to have a Material Adverse Effect;

            (b) any damage, destruction or Loss relating to the Business or the Assets, whether or not covered by insurance which (individually or in the aggregate) has had or would reasonably be expected to have a Material Adverse Effect;

            (c) except for the execution, delivery and performance of this Agreement, any transaction by the Company or Omni-Tech not in the ordinary course of business as conducted on that date;

            (d) any amendment to the Charter Documents of the Company or Omni-Tech;

            (e) the creation or attachment, or written notice thereof, of any Lien on any of the Assets, except for Permitted Liens;

            (f) except for the agreement of SCT Property to assign the Distribution Agreement to the Purchasers pursuant to this Agreement, any sale or transfer of any of the Assets having a value of $50,000 or more not in the ordinary course of business;

            (g) any incurrence of any Liabilities except in the ordinary course consistent with past practice, or any waiver of any rights of substantial value;

            (h) any discharge or satisfaction of any Liens, or any payment of any Liens or Liabilities, except in the ordinary course of business, consistent with past practice;

            (i) any increase in the salary or other compensation payable by the Company or Omni-Tech to any of its executive officers, key employees or directors or the declaration, payment, commitment or obligation of any kind for the payment by the Company or Omni-Tech of a bonus or other additional salary or compensation to any such person;

            (j) except for the agreement of SCT Financial and SCT Canada to sell the Shares to the Purchasers pursuant to this Agreement, any sale, transfer or issuance of any capital stock, equity security or debt security of the Company or Omni-Tech or any option, warrant, right or commitment or agreement entered into requiring or permitting any such sale, transfer or issuance; or

            (k) any agreement by the Company or Omni-Tech to do any act which would render any of the preceding clauses of this Section 4.22 inaccurate (other
                                                  ------------
than the transactions contemplated by this Agreement).

     4.23   Material Contracts.
            ------------------

            (a) Except as listed on Schedule 4.23(a), neither the Company nor
                                    ----------------
Omni-Tech is a party to any Contracts of the type described below (collectively, the "Material Contracts"):

                  (i) agreement or commitment with any of their respective current or former shareholders, directors, or officers or any of their Affiliates;

                  (ii) agreement or commitment with any labor union or other representative of Employees;

                  (iii) employment agreement or severance agreement with any Employee;

                  (iv) any agreement with any consultant or independent contractor retained by the Company or Omni-Tech to provide personal services to the Company or Omni-Tech (as opposed to independent contractors or consultants retained by the Company or Omni-Tech as a subcontractor, vendor, supplier, distributor, reseller, VAR, licensee, licensor and in other similar capacities) involving payment of annual compensation by the Company or Omni-Tech to such consultants or independent contractors in excess of $200,000;

                  (v) any Software License, the payment terms of which permit license fees in excess of $100,000 to be paid after the date of this Agreement;

                  (vi)   agreement to provide outsourcing services;

                  (vii) agreement to provide software services such as systems implementation, modification, training and systems integration which, by its terms and assuming the Company's or Omni-Tech's performance thereof, provides for revenues to the Company or Omni-Tech in excess of $200,000 during the period beginning on July 1, 2001 and ending June 30, 2002;

                  (viii) agreement to provide maintenance and enhancements such as telephone support, regulatory updates, and financial and technical enhancements which, by its terms and assuming the Company's or Omni-Tech's performance thereof, provides for revenues to the Company or Omni-Tech in excess of $50,000 during the period beginning on July 1, 2001 and ending June 30, 2002;

           (ix) agreement where the Company or Omni-Tech is acting as a distributor or reseller of any Third Party Software;

           (x) lease (including capital, operating or conditional sales) under which the Company or Omni-Tech is either lessor or lessee of personal property requiring annual rental payments in excess of $100,000, and any lease under which the Company or Omni-Tech is the lessor of Real Property;

           (xi) note, debenture, mortgage, pledge, security agreement, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for borrowing or lending of money, agreement or arrangements for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other Person;

           (xii) agreement or commitment for any charitable or political contribution;

           (xiii) agreement, contract or commitment for any capital expenditure which will require payment in excess of $100,000;

           (xiv) agreement or commitment limiting or restraining it from engaging or competing in any lines of business with any person;

           (xv) agreement with any Governmental Entity (other than agreements where the Governmental Entity is a customer of the Company or Omni-Tech);

           (xvi) power of attorney granted by the Company or Omni-Tech in favor of any Person;

           (xvii) except for agreements entered into with Third Parties in the ordinary course of business, any warranty agreements or guarantees under which the Company or Omni-Tech has any liability;

           (xviii) joint ventures and royalty agreements;

           (xix) any agreement with any vendor or other Third Party contractor involving payment of annual amounts to such vendor or Third Party contractor during the twelve (12) month period ended May 31, 2001 in excess of $200,000; or

           (xx) any agreement pursuant to which the Company or Omni-Tech is required to make to, or receive from, the other parties thereto, aggregate annual payments in excess of $100,000 (specifically excluding any agreements which would have been required to be disclosed by any of clauses (i) through
(xix) above but for the dollar thresholds or period limitations provided for therein).

          The SCT Parties have delivered or made available to the Purchasers a copy of each written agreement listed in Schedule 4.23(a).
                                         ----------------

               (b) Each of the Contracts is valid and enforceable against the Company or Omni-Tech and, against any other party thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights or by general principles of equity. The Company and Omni-Tech, the other parties thereto, are in compliance with the provisions of the Contracts. Except as set forth on Schedule 4.23(b), (i) the
                                                    ----------------
Company and Omni-Tech, and to the Knowledge of the SCT Parties, none of the other parties to any Contract, is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in such Contract and (ii) no event has occurred which, with or without the giving of notice or lapse of time, or both, would constitute a default thereunder by the Company or Omni-Tech, or to the Knowledge of the SCT Parties, any other party thereto.

               (c) Except as set forth on Schedule 4.23(c), none of the
                                          ----------------
Contracts to which the Company or Omni-Tech is a party, contains any provisions which would cause the Company or Omni-Tech to be liable to the other party thereto for any amount (or any increased price for goods or services being provided by the other party thereto) as a result of the consummation of the transactions contemplated by this Agreement.

    4.24  Warranties and Liabilities. Except as set forth on Schedule 4.24, no
          --------------------------                         -------------
written claims for breach of product or service warranties or guarantees to customers have been received by the Company or Omni-Tech which were not, or would not be, satisfied by the performance of the Company's or Omni-Tech's obligations pursuant to agreements entered into in the ordinary course of business in accordance with their respective terms. Other than the warranties set forth in the Company's and Omni-Tech's Contracts with their respective customers, neither the Company nor Omni-Tech has given or made any warranties to Third Parties with respect to any Software Licenses or other products sold or services performed by it.

    4.25  Taxes.
          -----

               (a) Except as set forth in Schedule 4.25, all material Tax
                                          -------------
Returns required to be filed on or before the Closing Date by or in respect of any of the Company and Omni-Tech have been or will be duly and timely filed and all Taxes shown as due thereon have been or will be duly and timely paid. Such Tax Returns are or will be true, complete and correct in all material respects. Except as set forth in Schedule 4.25(a), the Company and Omni-Tech have made
                       ----------------
sufficient provision for the payment of all Taxes required to be accrued which are not yet due and payable. No deficiency in the payment of any Taxes for any period to the date hereof has been assessed against the Company or Omni-Tech by any Taxing Authority which has not been discharged in full. Except as set forth on Schedule 4.25, no audits or other proceedings have been instituted against
   -------------
the Company or Omni-Tech which are still pending and, to the Knowledge of the SCT Parties, no audits or other proceedings are proposed or threatened against the Company or Omni-Tech for any Taxes. There are not now in force any waivers or agreements by the Company or Omni-Tech of any statute of limitation for the assessment of any Tax. All Taxes required to have been withheld or deducted from any payment and paid over to any Taxing

Authority by the Company or Omni-Tech have been so withheld or deducted and paid to the extent due and payable.

               (b) None of the assets of the Company or Omni-Tech is subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of
Section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of Section 168(g)(5) of the Code).

               (c)  Except as set forth on Schedule 4.25(c), (i) the Company has
                                           ----------------
not been, within the past seven (7) years, subject to taxation by any jurisdiction outside the United States, and (ii) Omni-Tech has not been, within the past seven (7) years, subject to taxation by any jurisdiction outside Canada.

               (d) No disclosure statement pursuant to Section 6662 of the Code or any comparable disclosure with respect to foreign, state and/or local tax statutes has been filed with respect to any item relating to the Company or Omni-Tech.

               (e)  Except as set forth on Schedule 4.25(e), no material claim
                                           ----------------
has been made against the Company or Omni-Tech by any taxing authority in any jurisdiction where the Company or Omni-Tech did not file sales, use, value-added, or similar Tax Returns or did not pay sales, use, value-added, goods and services, or similar Taxes, that the Company or Omni-Tech is or may be subject to sales, use value-added or similar taxation by that jurisdiction.

               (f) None of the Company or Omni-Tech has agreed to make any adjustment pursuant to Section 481 of the Code or pursuant to any other similar provision of the tax laws of any state, local or foreign jurisdiction, which could have an adverse effect on Taxes or taxable income, or which could have an adverse effect on any tax credit, net operating losses or capital losses of the Company or Omni-Tech in any taxable period after the Closing. Neither the Company nor Omni-Tech has any application pending with any taxing authority requesting permission for any changes in any accounting method. No taxing authority has proposed, in writing, any such adjustment or change in accounting method. The Company has not failed to comply with any applicable provisions related to the filing of any application for any accounting method change that would cause the application to be rejected.

               (g) No agreements relating to allocation or sharing of, or liability or indemnification for, Taxes exist between the Company and any other Person.

               (h) The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Code Section 280G.

               (i) The Company has been a member of the affiliated group of corporations (as defined in Code Section 1504(a)) of which SCT is the common parent since 1992.

               (j) No closing agreement or settlement agreement pursuant to any provision of any Tax law has been entered into with any Taxing Authority by or with respect to the Company that requires the Company to include any item of income in, or exclude any item of deduction from, any Tax Return for any taxable period ending after the Closing Date.

               (k) Without limiting the foregoing, with respect to Canadian tax issues:

                    (i) Except pursuant to this Agreement or as specifically disclosed in writing to the Purchaser, for purposes of (other than SCT Parties) the Income Tax Act (Canada) or any other applicable Tax statute, no person or group of persons has ever acquired or had the right to acquire control of Omni-Tech;

                    (ii)   None of Sections 78, 80, 80.01, 80.02, 80.03 or 80.04
of the Income Tax Act (Canada), or any equivalent provision of the Tax legislation of any province or any other jurisdiction, have applied or will apply to Omni-Tech at any time up to and including the Closing Date;

                    (iii) Omni-Tech has not acquired property from a non-arm's length person, within the meaning of the Income Tax Act (Canada), for consideration, the value of which is less than the fair market value of the property acquired in circumstances which could subject it to a liability under
Section 160 of the Income Tax Act (Canada);

                    (iv) For all transactions between Omni-Tech and any non-resident person with whom Omni-Tech was not dealing at arm's length during a taxation year commencing after 1998 and ending on or before the Closing Date, Omni-Tech has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Income Tax Act (Canada);

                    (v) Omni-Tech is duly registered under subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax and the registration number is: 13116-5045-RT0001;

                    (vi) The only reserves under the Income Tax Act (Canada) or any equivalent provincial statute to be claimed by Omni-Tech for the taxation year ended immediately prior to the acquisition of control by the Purchaser are disclosed in Schedule 4.25(i)(vi);
             --------------------

                    (vii) Omni-Tech has not filed any elections, designations or similar filings which will be applicable for any period ending after the Closing.

                    (viii) SCT Canada is a resident of Canada for purposes of the Income Tax Act (Canada).

    4.26  Insurance. SCT maintains for the benefit of the Company and Omni-Tech,
          ---------
insurance policies or binders of fire, commercial liability, worker's compensation, and vehicular insurance as set forth on Schedule 4.26. Such
                                                      -------------
policies and binders are valid and in full force and effect. Neither the Company nor Omni-Tech is in default with respect to any provision contained in any such policy or binder or in violation of any statutory regulation applicable to such policy or binder and neither the Company nor Omni-Tech has failed to give any notice or present any claim covered thereunder of which it has Knowledge under any such policy or binder in a timely fashion, except for such defaults, violations, or failures which would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor Omni-Tech has failed to report to any of its insurance carriers any material change in the state of facts or the occurrence of any event which is reasonably likely to result in its insurance carriers not having to cover the Company or Omni-Tech for any damages resulting from any insured event pursuant to and in accordance with the provisions of such policies or any statutory provisions applicable to such policies. The Company and Omni-Tech has complied with all statutory obligations to maintain insurance with respect to any of its assets, liabilities and staff.

    4.27  Intellectual Property and Information.
          -------------------------------------

               (a)  Schedule 4.27(a)(i) sets forth, as to each item of the
                    -------------------
Intellectual relevant application or registration number, (ii) relevant filing, registration, issue or application date, (iii) record owner, (iv) country and
(v) title. Schedule 4.27(a)(ii), sets forth all Intellectual Property the
           --------------------
Company or Omni-Tech owns (other than registered Intellectual Property set forth on Schedule 4.27(a)(i)) or has a right to use. Except as set forth on Schedule
   --------------------                                               --------
4.27(a)(iii), the Company and Omni-Tech own or have a valid right to use the
-----------
Intellectual Property and Information necessary for the Business as now being conducted. The SCT Parties have not filed for registration for any Intellectual Property or Information being developed for, or in use by, the Business that is not listed on Schedule 4.27(a)(i).
              -------------------

               (b)  Except as set forth in Schedule 4.27(b), the Company and
                                           ----------------
Omni-Tech have obtained an enforceable written assignment of all right, title and interest in and to each item of the Intellectual Property and Information owned by the Company or Omni-Tech, from each Person participating in the discovery, development or creation of such item or is a party to a relationship with any such Person whereby, in accordance with applicable Requirements of Law, the Company or Omni-Tech have been accorded full, effective and original ownership of such item. Except as otherwise provided in Schedule 4.27(b),
                                                        ----------------
neither the Company nor Omni-Tech has the obligation to compensate, or to obtain the consent of, any Third Party for the use of any item of the Intellectual Property and Information. Except as disclosed on Schedule 4.27(b) there is
                                                 ----------------
neither pending (nor to the SCT Parties' Knowledge, threatened) any Legal Proceeding against the Company or Omni-Tech contesting the validity of, or the Company's or Omni-Tech's right to use, any of the Intellectual Property and Information. Except as otherwise provided on Schedule 4.27(b) and except for (x)
                                             ----------------
employees and authorized agents and contractors of Company and Omni-Tech who have a need to know or who have the right to use the Intellectual Property and Information in connection with the performance of their duties and (y) the Company's and Omni-Tech's customers with whom Software Licenses have been entered in the ordinary course of business, (i) neither the Company nor Omni-Tech has granted any license or other right to use, in any manner, any item of the Intellectual Property and Information, whether or not requiring the payment of royalties, and (ii) no Third Party has any right to use any of the Intellectual Property and Information.

    4.28  Infringement.
          ------------

               (a)  Except as set forth on Schedule 4.28(a), to the SCT Parties'
                                           ----------------
Knowledge, no Third Party is infringing all or any portion of the Intellectual Property and Information.

               (b) There is no interference action or other Legal Proceeding pending or, to the SCT Parties' Knowledge, threatened before any Governmental Entity (including, without limitation, the United States Patent and Trademark Office or corresponding Governmental Entities in non-U.S. jurisdictions) in regard to any of the Intellectual Property and Information.

               (c) The modification, use, promotion, distribution, licensure and/or sale of the Intellectual Property and Information has not infringed and does not infringe any Intellectual Property and Information right of any Third Party. Neither the Company nor Omni-Tech has received written notice of infringement upon, misappropriation of or conflict with any asserted right of any Third Party.

               (d) The creation, development and reduction to practice of the Intellectual Property and Information have not constituted or involved, and do not constitute or involve, the misappropriation of trade secrets of any other Person (including, without limitation, any Governmental Entity).

     4.29 Software.
          --------

               (a) The Software functions in accordance with the generally available published user documentation and specifications therefor in all material respects. Except as set forth on Schedule 4.29(a) and except for
                                          ----------------
Software under development, all of the Software is available in "general release" form (as opposed to only "alpha," "beta" or "early release" forms) and except as set forth in Schedule 4.29(a), the Company or Omni-Tech has user and
                       ----------------
technical documentation that describes the functionality provided by such Software and which is accurate in all material respects.

               (b)  Except as set forth on Schedule 4.29(b), neither the Company
                                           ----------------
nor Omni-Tech has licensed, leased, sold or otherwise transferred or disclosed the source code for any of the Software Licenses to any Person other than pursuant to a valid and binding Software License, and other than disclosure of such source code to Employees and Third Parties pursuant to an agreement protecting the intellectual property rights therein.

               (c) The Company or Omni-Tech has taken all steps reasonably necessary to protect all right, title, and interest in and to the Software owned by the Company or Omni-Tech, including to the extent reasonably necessary, without limitation, the use of written agreements containing appropriate confidentiality provisions with all third parties having access to the source code relating to the Software.

               (d) The Company or Omni-Tech possesses or has access to the original and all copies of all documentation, including, without limitation, all source code for all Software. Upon consummation of the transactions contemplated by this Agreement, the Company or Omni-Tech will continue to own all the Software owned by it, free and clear of all Liens except for Permitted Liens and the rights granted under any Software License or any other license granted by the Company or Omni-Tech in the ordinary course of business consistent with past practices.

               (e) Any programs, modifications, enhancements or other inventions, improvements, discoveries, methods, or works of authorship included in the Software that were created by employees of the Company or Omni-Tech were made in the regular course of such employee's employment with the Company or Omni-Tech using the facilities and resources of the Company or Omni-Tech and, as such, constitute "works made for hire."

    4.30  Employment Matters
          ------------------

               (a)  Schedule 4.30(a)(i) lists, with respect to each Employee
                    -------------------
whose total cash compensation paid during the calendar year 2000 equaled or exceeded $75,000: (i) the base salary, as currently in effect, for each such
Employee: (ii) the bonus arrangements, if any, currently in effect for each such Employee; (iii) the commission arrangements, if any, currently in effect for each such Employee, and (iv) the date on which the most recent salary increase went into effect for each of the Employees and the amount of each such increase.
Schedule 4.30(a)(ii) lists, with respect to all Employees other than those
--------------------
identified on Schedule 4.30(a)(i): (x) the name of each Employee and (y) the
              -------------------
base salary, as currently in effect for each Employee. There is not pending or, to the Knowledge of the SCT Parties, threatened any labor dispute or work stoppage involving the Employees. Except as disclosed on Schedule 4.30 or the
                                                         -------------
Contracts referred to therein, neither the Company nor Omni-Tech has agreed to increase the compensation level of any of its officers, directors, Employees or independent contracts or has any understanding respecting such an increase.

               (b)  Except as shown in Schedule 4.30(b), all Employees are
                                       ----------------
terminable at the will of the Company and Omni-Tech (subject to Requirements of Law which are exceptions to the principle of "at will" employment), and neither the Company and Omni-Tech, as applicable, nor any present or former director, or officer, Employee or agent of either, has made any binding commitments on behalf of the Company or Omni-Tech, written or oral, to any present or former director, officer, agent or Employee concerning his term, conditions, benefits or employment. No SCT Party is a party to any non-competition agreement with an Employee that would restrict such Employees' employment by Purchasers following the Closing.

               (c) The Company and Omni-Tech has paid or made provision for the payment of all wages accrued to or for the benefit of the Employees incurred before the Closing. Except as set forth on Schedule 4.30(c), Company and Omni-
                                           ----------------
Tech (i) are in compliance in all material respects with all applicable Requirements of Law concerning employment, employment practices, leave, safety, discrimination, immigration, labor relations, wages, hours and the payment and withholding of Taxes, and (ii) have withheld and paid to the appropriate Governmental Entity, or are holding for payment not yet due to the Governmental Entity, all amounts required by law or agreement to be withheld from the salaries or wages of the Employees. There are no claims pending against Omni-Tech relating to Canadian workers' compensation legislation.

               (d)  Except as shown on Schedule 4.30(d), neither the Company nor
                                       ----------------
Omni-Tech is a party to any collective bargaining or other labor union contract. Except as shown on

Schedule 4.30(d), neither the Company nor Omni-Tech is negotiating any
----------------
collective bargaining agreements. Except as shown on Schedule 4.30(d), there are
                                                     ----------------
no pending, or, to the Knowledge of the SCT Parties, any threatened grievances, mediation or arbitration proceedings. There have been no prior grievances, mediations or arbitrations under any agreement identified on Schedule 4.30(d).
                                                             ----------------
No union organizing or election activities involving any nonunion Employees of the Business are in progress or, to the Knowledge of the SCT Parties, threatened. Except as shown on Schedule 4.30(d), there is no pending or, to the
                               ----------------
Knowledge of the SCT Parties, threatened labor dispute, slowdown, strike or work stoppage against the Company or Omni-Tech. Neither the Company nor Omni-Tech nor any of their respective representatives or Employees has committed any unfair labor practice in connection with the operation of the Business. There is no pending or, to the Knowledge of the SCT Parties threatened charge or complaint against the Company or Omni-Tech by or before the National Labor Relations Board or any comparable state agency or any Canadian agency.

               (e) With respect to any Person retained by the Company or Omni-Tech as an independent contractor or consultant who is required by applicable law to be classified as an employee under any applicable Requirements of Law relating to employment, employment practices, leave, safety, discrimination, immigration, labor relations, employee benefits, wages, hours and the payment and withholding of taxes, neither the Company nor Omni-Tech has any material unpaid liability for any claims under any Company or Omni-Tech benefit plan with respect to such independent contractors and consultants. Except as set forth on
Schedule 4.30(e), independent contractors and consultants currently retained by
----------------
the Company or Omni-Tech to provide personal services to the Company or Omni-Tech (as opposed to independent contractors or consultants retained by the Company or Omni-Tech as a subcontractor, vendor, supplier, distributor, reseller, VAR, licensee, licensor and in other similar capacities) are terminable at will on not more than thirty (30) days' prior notice, without additional cost to the Company or Omni-Tech other than amounts due for services rendered in the ordinary course of business.

    4.31  Overtime, Back Wage, Vacation, and Discrimination Claims. Except as
          --------------------------------------------------------
set forth on Schedule 4.31, there are no outstanding claims against the Company
             -------------
or Omni-Tech asserted by any present or former Employee on account of or for:
(a) overtime pay, other than overtime pay for work done during the current fiscal year; (b) wages or salary for any period other than the current fiscal year; (c) any amount of vacation pay or pay in lieu of vacation time, other than vacation time or pay in lieu thereof earned in or in respect of the calendar year 2000; (d) any amount of unused vacation days or pay in lieu of unused vacation days enjoyed before or during the calendar year 2000 or (e) any violation of any Requirement of Law relating to minimum wages or maximum hours of work.

    4.32  Pension and Other Employee Benefit Plans. Except for the items listed
          ----------------------------------------
on Schedule 4.32 (the "Plans"), there are no plans, funds, policies, programs,
   -------------
agreements, arrangements or understandings sponsored, maintained or contributed to by or on behalf of the Company or Omni-Tech or any Affiliated Company (as hereinafter defined) or to which the Company or Omni-Tech is a party (other than Contracts with Employees required to be disclosed under Schedule 4.30) which
                                                        -------------
provide any employee of the Company or Omni-Tech (or any dependent or beneficiary of any such employee) with (a) retirement benefits or deferred compensation; (b) severance or separation from service benefits; (c) incentive, performance, stock, stock appreciation or bonus awards; (d) health care benefits; (v) disability income or wage continuation benefits; (e) supplemental unemployment benefits; (f) life insurance, death or survivor's benefits; (g) accrued sick pay or vacation pay; or (h) any other type of employee benefit offered under any arrangement, whether or not subject to characterization as an "employee benefit plan" within the meaning of Section 3(3) of ERISA. As to the Plans, each of the following is true: (i) all amounts due as contributions to the Plans or payments from the Plans have been timely paid; (ii) the Company, Omni-Tech and any Affiliated Company have performed or satisfied all material obligations required to be performed or satisfied by them under, and are not in default under or in violation of, the Plans; (iii) the form and operation of each of the Plans complies in all material respects with the requirements (including, but not limited to, reporting and disclosure requirements applicable to them) prescribed by all statutes, orders or governmental rules or regulations applicable to the Plans; (iv) neither the Company, Omni-Tech nor any Affiliated Company or any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) has engaged in any "prohibited transaction," as such term is defined in Section 4975 of the Code or
Section 406 of ERISA, which could reasonably be expected to subject the Plans (or its related trust), the Company or Omni-Tech, the Purchasers, any shareholder, officer, director, partner or employee of the Company or Omni-Tech or the Purchasers, or any trustee, administrator or other fiduciary of the Plans to the tax or penalty imposed under Section 4975 of the Code or Section 502(i) of ERISA; (v) there are no Legal Proceedings or claims pending (other than routine claims for benefits) or, to the Knowledge of the SCT Parties, threatened, against the Plans or against the assets of the Plans; (vi) each of the Plans intended to be qualified under Section 401 of the Code, has been so qualified during the period from its adoption; (vii) each trust maintained in connection with any of the Plans and intended to be exempt from tax under
Section 501(a) of the Code, has been so exempt during the period from its adoption and (viii) no FAS 106 or FAS 112 liability exists. For purposes of this
Section 4.32, "Affiliated Company" means (x) a member of any "controlled group"
------------
(as defined in Section 414(b) of the Code) of which the Company is a member, (y) a trade or business, whether or not incorporated, under common control (within the meaning of Section 414(c) of the Code) with the Company, or (z) a member of any affiliated service group (within the meaning of Section 414(m) of the Code) of which either of the Company is a member. The Company and any Affiliated Company do not sponsor or contribute to, and have not in the past sponsored or contributed to, and have no Liabilities with respect to, any defined benefit plan subject to Title IV of ERISA or any "multi-employer plan" (as defined in Section 3(37) of ERISA). The SCT Parties have delivered to the ACS Parties a complete copy of the Plans, including any related trust agreement, all amendments to the Plans or such trust agreement, the three most recent annual reports (Form 5500, including all Schedules thereto) prepared in connection with the Plans and the most recent Internal Revenue Service determination letters received with respect to any of the Plans intended to be qualified under Code
Section 401.

    4.33  Customers.
          ---------

               (a)  The SCT Parties have made available to Purchasers on
Schedule 4.33(a) a list of major active customers of the Business from whom
----------------
revenues totaled $500,000 or more for the twelve months ended March 31, 2001 (the "Current Major Customers"), with the amount of monthly revenues attributable to each such Current Major Customer for each of the twelve (12) months ended March 31, 2001.

               (b)  Except as described in Schedule 4.33(b), no Current Major
                                           ----------------
Customer or other customer of the Business from whom revenues totaled $500,000 or more during any of the fiscal years ended September 30, 1999 or 2000 has terminated or materially adversely altered its relationship with the Company or Omni-Tech since September 30, 1999, or otherwise notified the Company or Omni-Tech of any intention to do so.

    4.34  Year 2000. All equipment and computer software and hardware of the
          ---------
Company or Omni-Tech are Year 2000 Compliant (as defined below) and there are no Y2K Deficiencies (as defined below) in connection with computer software code used in or by the Business or the Software provided by the Business to its customers. The term "Y2K Deficiencies," means any cessation of functioning, generation of incorrect data or production of incorrect results when processing, providing or receiving (a) date-related data from, into and between the twentieth and the twenty-first centuries, or (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries. The term "Year 2000 Compliant" means, with respect to equipment, software and hardware, no cessation of functions or generation or production of incorrect results as a result of Y2K Deficiencies.

    4.35  Illegal or Unauthorized Payments, Political Contributions; Antitrust.
          --------------------------------------------------------------------

               (a) None of the SCT Parties has, directly or indirectly, made or authorized on behalf of the Company or Omni-Tech any payment, contribution or gift of money, property or services in contravention of any Requirements of Law
(i) as a kickback or bribe to any person or entity, or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office.

               (b) None of the Company and Omni-Tech has violated any federal or state antitrust statutes, rules or regulations, including without limitation those relating to unfair competition, price fixing or collusion.

    4.36  No Brokers. Except for C. E. Unterberg, Towbin and Peter J. Solomon
          ----------
Company Limited, whose respective fees will be paid by SCT, none of the SCT Parties and no Person on their behalf has made any agreement or taken any action which would cause the Company or Omni-Tech or any of the ACS Parties to be obligated to pay a commission as a result of the sale of the Shares or the other transactions contemplated pursuant to this Agreement.

    4.37  Securities Compliance. The offer and sale of the Omni-Tech Shares to
          ---------------------
ACS-Alberta in the manner provided for in this Agreement is exempt from the prospectus and registration requirements of the securities laws of the applicable Provinces in Canada. The offer and sale of the Company Shares to ACS Enterprise in the manner provided for in this Agreement will be pursuant to valid exemptions from the registration requirements of applicable U.S. federal and state securities laws and no SCT Party or any authorized agent acting on behalf of an SCT Party will take any action hereafter that would cause the loss of such exemptions.

    4.38  Statements and Other Documents Not Misleading. No financial statement,
          ---------------------------------------------
document or other instrument furnished by any of the SCT Parties to the ACS Parties in connection with the transactions contemplated by this Agreement contains any untrue statement of any material fact or omits to state any material fact required to be stated in order to make such statement, document or other instrument not misleading in light of the circumstances under which they were made or provided. The ACS Parties understand and acknowledge that the SCT Parties do not make any representation or warranty as to the future operations or financial forecasts or future results of any kind with respect to the Company or Omni-Tech which may be contained in any business plans or other documents or information furnished to any of the ACS Parties and that such discussions of the future operations and financial forecasts may not be realized, that such estimates or forecasts are based on assumptions which may or may not occur, and that no assurances can be given that the actual results of operations or financial condition of the Company and Omni-Tech will conform to such estimates or forecasts.

                                   ARTICLE 5
                        REPRESENTATIONS AND WARRANTIES
                             RESPECTING PURCHASERS

          The ACS Parties hereby jointly and severally represent and warrant to the SCT Parties as follows:

    5.1   Organization; Power and Authority. ACS Enterprise and ACS are
          ------------
corporations duly formed, validly existing and in good standing under the laws of the State of Delaware. ACS-Alberta is a corporation duly formed and validly existing under the laws of the Province of Alberta, Canada. Each of the Purchasers and ACS has the right, power and authority to enter into and perform this Agreement and any other agreements contemplated by this Agreement.

    5.2   Authorization. The execution and delivery of this Agreement by the
          -------------
Purchasers and ACS and performance of the obligations of the Purchasers and ACS contemplated by this Agreement have been duly and validly authorized by all necessary corporate action required to be taken on the part of the Purchasers and ACS. This Agreement constitutes the valid and binding obligations of the Purchasers and ACS enforceable against each of them in accordance with its terms.

    5.3   Conflict With Other Instruments; Absence of Restrictions. The
          --------------------------------------------------------
execution, delivery and performance of this Agreement by the Purchasers and ACS
(a) will not contravene any provision of the Purchasers' or ACS's Charter Documents and (b) will not result in a breach of, or constitute a default under, any Contract to which the Purchasers or ACS is a party or by which the Purchasers or ACS is bound, or any Order or provision of any Requirements of Law which is binding on the Purchasers or ACS or any of their assets. Except for the filing of HSR Filings with the DOJ and the FTC under the HSR Act and the expiration of the HSR Waiting Period, neither the Purchasers nor ACS is required to obtain any Consent of or file, register or qualify with, any Governmental Entity, or Third Party (including any Third Party to any Contract with the Purchasers and ACS) (i) for the execution, delivery, and performance of this Agreement by the Purchasers or ACS and (ii) in order for the Purchasers and ACS to consummate the transactions contemplated by this Agreement.

    5.4   No Broker. Neither the Purchasers, ACS nor anyone on their respective
          ---------
behalves has made any agreement or taken any action which would cause any of the SCT Parties to become obligated to pay a commission as a result of the sale of the Shares or the other transactions contemplated pursuant to this Agreement.

    5.5   Financing. The Purchasers' and ACS's obligation to consummate the
          ---------
transactions contemplated by this Agreement is not subject to or conditioned upon obtaining financing, and the Purchasers and ACS have sufficient funds and resources to pay in full the Purchase Price in accordance with the provisions of this Agreement.

    5.6   Investment Purpose. The Purchasers are acquiring the Shares for their
          ------------------
own account for investment purposes and not with a view toward any resale or distribution in connection therewith.

    5.7   No Legal Actions. There is no Legal Proceeding or Order pending
          ----------------
against or, to the knowledge of the Purchasers or ACS, threatened against or affecting, the Purchasers, ACS or any of their respective properties or otherwise that could adversely affect or restrict the ability of the Purchasers and ACS to consummate fully the transactions contemplated by this Agreement or that in any manner draws into question the validity of this Agreement.

                                   ARTICLE 6
                      CERTAIN COVENANTS AND OTHER MATTERS

    6.1   Corporate Examinations and Investigations. Until the Closing, the SCT
          -----------------------------------------
Parties shall cooperate reasonably with the ACS Parties and with its counsel, accountants and representatives in the conduct of their investigation of the Company and Omni-Tech and, in connection with such investigation, to grant to the ACS Parties and such representatives reasonable access to the properties, Books and Records and Contracts of the Company and Omni-Tech. Any such investigation and access shall be conducted during regular business hours, upon reasonable prior notice under the circumstances and in a manner not disruptive to the SCT Parties' respective businesses. Nothing contained in this Section 6.1
                                                                     -----------
shall require any of the SCT Parties to disclose or deliver any information or documents to either of the ACS Parties before the Closing Date the disclosure or delivery of which, under the advice of their respective counsel, would cause such information or documents no longer to be protected by the attorney-client privilege or work product doctrine.

    6.2   Confidentiality. SCT and ACS shall continue to adhere to their
          ---------------
respective obligations under that certain Confidentiality Agreement, dated April 6, 2001 (the "Confidentiality Agreement"). The Purchasers hereby agree that the terms and conditions of the Confidentiality Agreement shall be binding upon the Purchasers as a "Recipient," as such term is defined in the Confidentiality Agreement and that such terms and conditions shall inure to the benefit of each of SCT Financial, SCT Property, the Company or Omni-Tech as a "Company," as such term in defined in the Confidentiality Agreement.

    6.3   Restriction on Certain Discussions and Actions.
          ----------------------------------------------

               (a) Until the Closing Date, the SCT Parties shall, and shall cause their respective attorneys, accountants and other agents and representatives to, refrain from taking any action, directly or indirectly, to solicit, encourage, initiate or participate in any way in discussions or negotiations with, or furnish any information with respect to the Company or

Omni-Tech to, any Person (other than the ACS Parties and their representatives) in connection with any possible or proposed sale of capital stock of, sale of twenty percent (20%) or more of the assets of, or merger or other business combination involving, the Company or Omni-Tech or the acquisition of an equity interest in the Company or Omni-Tech or any similar transaction in which the Company or Omni-Tech is a party; provided, however, that if, at any time prior to the Closing Date, the SCT board of directors (the "SCT Board") determines in good faith, after consultation with (and receipt of advice from) its financial advisor and outside legal counsel, that any such action is necessary for the SCT Board to comply with its fiduciary duties to SCT's shareholders under applicable Requirements of Law, then the SCT Parties may, in response to a bona fide written proposal to enter into any such sale, merger, business combination or acquisition which SCT received without breach of this Section 6.3 and which, in
                                                      -----------
the good faith determination of the SCT Board (after consultation with and receipt of advice from its financial advisor and outside legal counsel) is a superior transaction to the transaction contemplated by this Agreement (a "Superior Proposal"): (i) furnish information with respect to the Company or Omni-Tech to any Person pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel), (ii) participate in negotiations regarding such Superior Proposal, (iii) provide access to Employees, accountants, lawyers, financial advisors and other advisors to the SCT Parties, (iv) provide access to the properties, Books and Records and Contracts of the Company and Omni-Tech; (v) conduct meetings regarding such Superior Proposal and (vi) terminate this Agreement. The SCT Parties shall promptly notify the ACS Parties of all relevant terms of any such Superior Proposal with respect to which any of the SCT Parties proposes to take any one or more of the actions described in clauses (i) through (vi) above.

                 (b)  Nothing contained in this Section 6.3 will prohibit SCT
                                                -----------
from taking and disclosing to its stockholders a position contemplated by Rule 14e-2 (promulgated under the Securities Exchange Act of 1934, as amended), or from making any disclosure to SCT's stockholders if, in the good faith judgment of the SCT Board, after consultation with and receipt of advice from outside legal counsel, the failure to so disclose would violate applicable Requirements of Law.

    6.4   Conduct of Business Prior to the Closing. Until the Closing:
          ----------------------------------------

                 (a) The Company and Omni-Tech shall preserve their respective business organizations intact and conduct their Business, operations, activities and practices in the usual and ordinary course, consistent with its past practices;

                 (b)  Except as set forth in Schedule 6.4(b), neither the
                                             ---------------
Company nor Omni-Tech shall grant or otherwise make, or agree to grant or otherwise make, any increase in the compensation payable or to become payable by it to any directors, executive officers and Employees of the Company or Omni-Tech other than in the ordinary course, consistent with past practice;

                 (c) Neither the Company nor Omni-Tech shall sell or dispose of any of its Assets used or useful in the operation of its Business (otherwise than in the ordinary course of business consistent with past practice) with an aggregate value of $50,000 or more;

                 (d) Neither the Company nor Omni-Tech shall enter into any agreement not in the ordinary course of business consistent with past practice;

                 (e) Neither the Company nor Omni-Tech shall cancel, waive or modify any claims or rights owned by, or running in favor of, it, the cancellation, waiver or modification of which would reasonably be expected to have a Material Adverse Effect;

                 (f) Neither the Company nor Omni-Tech shall make any amendment to their respective Charter Documents;

                 (g) Neither the Company nor Omni-Tech shall permit the creation or attachment of any Lien on any of the Company's or Omni-Tech's Assets other than Permitted Liens;

                 (h) Neither the Company nor Omni-Tech shall incur any Liabilities or waive of any rights of substantial value, except in the ordinary course consistent with past practice, and except pursuant to any existing loan agreements as in effect on the date of this Agreement;

                 (i) Neither the Company nor Omni-Tech shall discharge or satisfy of any Liens, or any payment of any Liens or Liabilities, except in the ordinary course of business, consistent with past practice or except as contemplated by this Agreement, other than discharges or satisfactions that would not have a Material Adverse Effect;

                 (j) Neither the Company nor Omni-Tech shall, (i) redeem, purchase or otherwise acquire any shares of its capital stock or other ownership or participating interests, or any securities or obligations convertible into or exchangeable for same, or any options, warrants or conversion or other rights to acquire same; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or other ownership or participating interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares or other ownership or participating interests;

                 (k) Neither the Company nor Omni-Tech shall, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

                 (l) Neither the Company nor Omni-Tech shall, except for the agreement of SCT Financial and SCT Canada to sell the Shares to the Purchasers pursuant to this Agreement, make or authorize any sale, transfer or issuance of any capital stock, equity security or debt security of the Company or Omni-Tech or any option, warrant, right or commitment or agreement entered into requiring or permitting any such sale, transfer or issuance, except to the extent disclosed in this Agreement; and

                 (m) Neither the Company nor Omni-Tech shall agree in writing or otherwise to do any of the foregoing.

          Nothing contained in this Agreement will be deemed to prohibit either of the Company or Omni-Tech from entering into any Material Contract of the type described in clauses (v), (vi), (vii), (viii), (ix), (x), (xii), (xv), (xvi),
(xvii), (xix) and (xx) (provided that the Company's and Omni-Tech's ability to enter into Material Contracts of the type described in (xx) shall not permit the Company or Omni-Tech to take any action prohibited in this Section 6.4) of
Section 4.23(a) in the ordinary course of business consistent with past
---------------
practice; provided, that Schedule 4.23(a) is updated at the Closing and
                         ----------------
delivered to the Purchasers at the Closing.

    6.5   Publicity. The SCT Parties and the ACS Parties will consult with one
          ---------
another and provide the other with the opportunity to review the completed proposed press release or statement before issuing any press release or otherwise making any public statements in respect of the transactions contemplated by this Agreement and will not issue any such press release or make any such public statement prior to such consultation and review, except as any of the SCT Parties or any of the ACS Parties may be required by any applicable Requirements of Law or by obligations pursuant to the requirements of any national securities exchange or any listing agreement with the Nasdaq National Market or the Nasdaq SmallCap Market, as determined by the SCT Parties or the ACS Parties, as the case may be, in consultation with the applicable party's legal counsel.

    6.6   Antitrust Notification. To the extent required under the HSR Act, the
          ----------------------
SCT Parties and the ACS Parties shall file promptly with the DOJ and the FTC the notifications and reports required to be filed pursuant to the HSR Act and shall promptly file any supplemental information that may be requested in connection therewith. All such notifications, reports and supplemental information, if any, shall comply with the requirements of the HSR Act. SCT and ACS shall provide such assistance to the other party as such party may reasonably request to enable such other party to make the notifications and filings required to be made under this Section 6.6. The ACS Parties will pay all filing fees required
                -----------
to be paid in connection with the filings to be made under the HSR Act, and the SCT Parties will reimburse the ACS Parties for one-half of such filing fees if the Closing does not occur for any reason other than any of the ACS Parties' breach of this Agreement.

    6.7   Performance of Conditions. Each of the SCT Parties and each of the ACS
          -------------------------
Parties shall take all reasonable actions necessary or appropriate and use commercially reasonable efforts in an attempt to effect as promptly as practicable the fulfillment of the conditions required for the SCT Parties and the ACS Parties to consummate the transactions contemplated by this Agreement including, without limitation, all conditions precedent set forth in each of
Article 7 and Article 8 of this Agreement. Subject to the terms and conditions
---------     ---------
of this Agreement, in furtherance and not in limitation of the covenants of the parties contained in Section 6.6 and Section 6.7 of this Agreement, if any Legal
                     -----------     -----------
Proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Requirements of Law, then the SCT Parties and the ACS Parties shall cooperate with each other and use its respective commercially reasonable efforts to contest and resist any such Legal Proceeding and to have vacated, lifted, reversed or overturned any Order , whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Nothing contained in this Section 6.7 or in any other
                                             -----------
provision of this Agreement shall require any of the SCT Parties, the ACS Parties or any of their respective Affiliates to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of any of the SCT Parties, the ACS Parties or any of their respective Affiliates or the conduct of any of their respective business in a specified manner, whether as a condition to obtaining any approval from a Governmental Entity or any other Person or for any other reason or shall limit either of SCT's or the Purchasers' right to terminate this Agreement in accordance with Article 11 of this Agreement.
                                            ----------

    6.8   Duty to Update Prior to Closing.
          -------------------------------

                 (a) Promptly upon any SCT Parties' discovery prior to the Closing of any fact, event, condition or circumstance that causes any representation or warranty contained in Article 4 of this Agreement, which as of
                                        ---------
the date of this Agreement was true and correct but that, as a result of such fact, event, condition or circumstance becomes untrue and incorrect at any time after the date of this Agreement but prior to the Closing, the SCT Parties shall notify the ACS Parties of such fact, event, condition or circumstance. The Purchasers shall have the option either (i) to terminate this Agreement and, provided that the occurrence of such fact, event, condition or circumstance was not the result of any SCT Party's breach of this Agreement, such termination shall be done without liability to any of the SCT Parties or (ii) to waive all claims against the SCT Parties arising from the resulting breach of representation or warranty and to complete the transactions contemplated by this Agreement.

                 (b) Promptly upon any ACS Parties' discovery prior to the Closing of any fact, event, condition or circumstance that causes any representation or warranty contained in Article 5 of this Agreement, which as of
                                        ---------
the date of this Agreement was true and correct but that, as a result of such fact, event, condition or circumstance becomes untrue and incorrect at any time after the date of this Agreement but prior to the Closing, the ACS Parties shall notify the SCT Parties of such fact, event, condition or circumstance. SCT shall have the option either (i) to terminate this Agreement and, provided that the occurrence of such fact, event, condition or circumstance was not the result of any ACS Party's breach of this Agreement, such termination shall be done without liability to any of the ACS Parties or (ii) to waive all claims against the ACS Parties arising from the resulting breach of representation or warranty and to complete the transactions contemplated by this Agreement.

                                   ARTICLE 7
                CONDITIONS TO THE OBLIGATION OF THE ACS PARTIES

          The obligation of the ACS Parties to proceed with the Closing under this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, each of which may be waived by the Purchasers:

    7.1   Representations and Warranties True. The representations and
          -----------------------------------
warranties contained in Article 4 of this Agreement and the information
                        ---------
contained in the Schedules to this Agreement and any certificates, documents and instruments to be delivered by any of the SCT Parties at the Closing shall have been true and correct in all material respects (except to the extent such representation and warranties are qualified in their entirety as to materiality in which case such representation and warranties shall be true and correct in all respects) when made and shall be true and correct in all material respects (except to the extent such representations and warranties are qualified in their entirety as to materiality in which case such representations and warranties shall be true and correct in all respects) on the Closing Date as though made at such time, and at the closing the SCT Parties shall have executed and delivered to the Purchasers an officer's certificate to that effect.

    7.2   Performance of Obligations. The obligations of the SCT Parties to be
          --------------------------
performed by the SCT Parties on or before the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and, at the Closing, the SCT Parties shall have executed and delivered to the Purchasers an officer's certificate to that effect.

    7.3   Consents. All Consents from the Third Parties (other than Consents
          --------
required by the Outsourcing Agreements identified on Schedule 10.9) and
                                                     -------------
applicable Governmental Entities, required to consummate the transactions contemplated by this Agreement, shall have been obtained.

    7.4   HSR Waiting Period. The HSR Waiting Period shall have expired or been
          ------------------
earlier terminated by all applicable Governmental Entities.

    7.5   Absence of Litigation. There shall not be any Legal Proceeding pending
          ---------------------
or threatened to restrain or invalidate the sale and purchase of the Shares or the other transactions contemplated by this Agreement.

    7.6   Good Standing Certificates. The Purchasers must have received (a) a
          --------------------------
certificate issued by the Secretary of State of the State of Delaware and of the Province of Ontario, Canada as to the good standing of each of SCT Financial and SCT Property in the State of Delaware and SCT Canada in the Province of Ontario, Canada, respectively, and (b) a certificate issued by the appropriate Governmental Entity of the jurisdiction of incorporation or formation of each of the Company and Omni-Tech as to their respective good standing in such jurisdiction.

    7.7   Secretary's Certificate. The Purchasers must have received from each
          -----------------------
of the SCT Parties a certificate of their respective Secretary or Assistant Secretary, dated the Closing Date, certifying as to: (a) their respective charter documents, certified by the appropriate Governmental Entity of the jurisdiction of incorporation or formation of such SCT Party, together with a certification that no amendments thereto have been made since such date; (b) their respective bylaws, together with a certification that no amendments thereto have been made since such date; (c) the resolutions of the board of directors of the applicable SCT Party authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated by this Agreement; and (d) incumbency and signatures of the respective officers of the SCT Parties signing this Agreement and any of the other documents, instruments or certificates being executed and delivered by the applicable SCT Party at the Closing.

    7.8   Assignment of Distribution Agreement. The Purchasers must have
          ------------------------------------
received SCT Property's duly executed counterpart to an assignment of the Distribution Agreement in a form and substance satisfactory to the Purchasers and SCT (the "Distribution Assignment").

    7.9   Non-Competition Agreement. The Purchasers must have received each of
          -------------------------
SCT's, SCT Financial's, SCT Property's and SCT Canada's duly executed counterparts to the Non-Competition Agreement, in a form and substance satisfactory to the Purchasers and SCT (the "Non-Competition Agreement").

    7.10  Release from Mellon Obligations. The Purchasers must have received
          -------------------------------
Mellon Bank, N.A.'s duly executed consent to the transactions contemplated by this Agreement and the release of the Company from all obligations relating to that certain Credit Agreement, dated June 24, 1994, as amended, and of all Liens on the Company's Assets, if any, granted by the Company to Mellon Bank, N.A. to secure the Company's obligations thereunder, each in a form and substance satisfactory to the Purchasers.

    7.11  Receivables Assignment. The Purchasers must have received SCT's duly
          ----------------------
executed counterpart to the Assignment Agreement regarding the Broward County Receivables and the San Juan Receivables, in a form and substance satisfactory to the Purchasers and SCT (the "Receivables Assignment").

    7.12  Absence of Material Adverse Effect. There shall have occurred no
          ----------------------------------
change in the Condition since May 31, 2001, except changes in the ordinary course of business, none of which (individually or in the aggregate) has had or would reasonably be expected to have a Material Adverse Effect.

    7.13  Absence of Regulatory Conditions. There shall not be any action taken,
          --------------------------------
or statute, rule, regulation or order enacted (or any new interpretation of any existing statute, rule, regulation or order), by any Governmental Entity in connection with the grant of a regulatory approval necessary to the continuing operation of the Business which imposes any condition or restriction upon the Purchasers or the Business or operations of the Company or Omni-Tech which would be materially burdensome in the context of the transactions contemplated by this Agreement.

    7.14  Opinion of Counsel to SCT Parties. U.S. and Canadian Counsel to the
          ---------------------------------
SCT Parties shall deliver a legal opinion(s) in a form and substance satisfactory to the Purchasers.

    7.15  Director and Officer Resignations. Resignations of all of the
          ---------------------------------
directors and officers of the Company and Omni-Tech shall have been obtained.

    7.16  Transition Services. The Purchasers must have received SCT's duly
          -------------------
executed counterpart to a Transition Agreement in a form and substance satisfactory to the Purchasers and SCT (the "Transition Agreement").

    7.17  License Agreements. The Purchasers must have received the SCT Parties'
          ------------------
duly executed counterparts to license agreements relating to the Intellectual Property identified in Schedule 4.27(a)(ii) as being the subject of the license agreement each in a form and substance satisfactory to the Purchasers and SCT (collectively, the "License Agreements").

    7.18  Minute Books. The Purchasers must have received a complete original
          ------------
set of minute books for each of the Company and Omni-Tech.

    7.19 Assignment of Copyrights. The Purchasers must have received SCT
         ------------------------
Property's duly executed counterpart to an assignment of the copyrights identified on Schedule 4.27(a)(ii) as being owned by SCT Property (although the
              --------------------
registered owner is identified as SCT) as being the subject of the copyright assignment in a form and substance satisfactory to the Purchasers and SCT (the "Copyright Assignment").

                                   ARTICLE 8
                CONDITIONS TO THE OBLIGATION OF THE SCT PARTIES

          The obligation of the SCT Parties to proceed with the Closing under this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, each of which may be waived by SCT:

    8.1  Representations and Warranties True. The representations and warranties
         -----------------------------------
contained in Article 5 of this Agreement and the information in the Schedules to
             ---------
this Agreement and any certificates, documents and instruments to be delivered by the ACS Parties at the Closing shall have been true and correct in all material respects (except to the extent such representations and warranties are qualified in their entirety as to materiality in which case such representations and warranties shall be true and correct in all respects) when made and shall be true and correct in all material respects (except to the extent such representations and warranties are qualified in their entirety as to materiality in which case such representations and warranties shall be true and correct in all respects) at the Closing Date as though made at such time and, at the Closing, the ACS Parties shall have delivered to the SCT Parties an officer's certificate to that effect.

    8.2  Performance of Obligations. Each of the obligations of the ACS Parties
         --------------------------
to be performed by the ACS Parties on or before the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and, at the Closing, the ACS Parties shall have delivered to the SCT Parties an officer's certificate to that effect.

    8.3  Absence of Litigation. There shall not be any Legal Proceeding pending
         ---------------------
or threatened to restrain or invalidate the sale and purchase of the Shares or the other transactions contemplated herein.

    8.4  HSR Waiting Period. The HSR Waiting Period shall have expired or been
         ------------------
earlier terminated by all applicable Governmental Entities.

    8.5  Secretary's Certificate. The SCT Parties must have received from each
         -----------------------
of the ACS Parties a certificate of their respective Secretary or Assistant Secretary, dated the Closing Date, certifying as to: (a) their respective Charter Documents, certified by the appropriate Governmental Entity of the jurisdiction of incorporation or formation of such ACS Party, together with a certification that no amendments thereto have been made since such date; (c) their respective bylaws, together with a certification that no amendments thereto have been made since such date; (d) the resolutions of the board of directors of the applicable ACS Party authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated by this Agreement; and (e) incumbency and signatures of the officers of the ACS

Parties signing this Agreement and any of the other documents, instruments or certificated being executed and delivered by the applicable ACS Party at the Closing.

    8.6  Assignment of Distribution Agreement. SCT Property must have received
         ------------------------------------
the Purchasers' duly executed counterpart to the Distribution Assignment.

    8.7  Non-Competition Agreement. Each of SCT and SCT Canada must have
         -------------------------
received the Purchasers' duly executed counterpart to the Non-Competition Agreement.

    8.8  Receivables Assignment. SCT must have received the Company's duly
         ----------------------
executed counterpart to the Receivables Assignment.

    8.9  Transition Services. SCT must have received the Company's duly executed
         -------------------
counterpart to the Transition Agreement.

    8.10 License Agreements. SCT must have received the Company's duly executed
         ------------------
counterpart to the License Agreements.

                                   ARTICLE 9
                            POST-CLOSING COVENANTS

    9.1  Books and Records of SCT. Following the Closing, SCT, SCT Financial,
         ------------------------
SCT Property and SCT Canada agree to permit the ACS Parties and its representatives to inspect the books and records of SCT, SCT Financial, SCT Property and SCT Canada insofar as they relate to the Company and Omni-Tech before the Closing Date during regular business hours and at no expense to SCT, SCT Financial, SCT Property and SCT Canada in order for the ACS Parties and such representatives to obtain information relevant to the Transaction and to any of the ACS Parties' respective tax returns, Third Party Claims or litigation involving any of the ACS Parties, or as otherwise reasonably required for the conduct of the Company's or Omni-Tech's businesses. SCT, SCT Financial, SCT Property and SCT Canada agree to maintain such books and records insofar as they relate to the Company and Omni-Tech before the Closing Date for a period of five
(5) years after the Closing Date. Nothing contained in this Section 9.1 shall
                                                            -----------
require SCT, SCT Financial, STC Property and SCT Canada to disclose or deliver any information or documents to Purchasers the disclosure or delivery of which, under the advise of its counsel, would cause such information or documents no longer to be protected by the attorney-client privilege or work product doctrine.

    9.2  Books and Records of the Company and Omni-Tech. Following the Closing,
         ----------------------------------------------
the ACS Parties agree to permit SCT, SCT Financial, SCT Property and SCT Canada and their representatives to inspect the books and records of ACS, the Purchasers, the Company and Omni-Tech and Affiliates insofar as they relate to the business of the Company and Omni-Tech before the Closing Date during regular business hours and at no expense to ACS, the Purchasers or the Company or Omni-Tech in order for SCT, SCT Financial, SCT Property and SCT Canada and such representatives to obtain information relevant to the transactions contemplated by this Agreement and to SCT's, SCT Financial's, SCT Property's and SCT Canada's tax returns, Third Party Claims or litigation involving SCT, SCT Financial, SCT Property or SCT Canada's, or as otherwise reasonably required for the conduct of SCT's, SCT Financial's, SCT Property's or SCT Canada's respective businesses. The ACS Parties agree to maintain, and to cause the

Company and Omni-Tech to maintain, such books and records for a period of five
(5) years after the Closing Date. Nothing contained in this Section 9.2 shall
                                                            -----------
require the Purchasers to disclose or deliver any information or documents to SCT, SCT Financial, SCT Property or SCT Canada, the disclosure or delivery of which, under the advise of its counsel, would cause such information or documents no longer to be protected by the attorney-client privilege or work product doctrine.

    9.3  Intentionally omitted.
         ---------------------

    9.4  Tax Matters.
         -----------

                 (a)  Pre-Closing Tax Returns. (i) Unless otherwise requested by
                      -----------------------
SCT, the ACS Parties shall cause the Company and Omni-Tech to consent to join, for all taxable periods ending on or before the Closing Date for which they are so eligible, in any unitary, consolidated or combined income tax returns with SCT or any Affiliate thereof (including franchise tax returns based on income). SCT shall cause to be prepared and filed all such Tax Returns. The ACS Parties shall cooperate with SCT in the preparation of the portions of such Tax Returns pertaining to the Company or Omni-Tech, and shall take no position that is inconsistent with the status of the Company or Omni-Tech as a member of any such group for all such periods. At least 30 days before the due date for filing any such Tax Return that reflects the consequences of the transactions contemplated under this Agreement, SCT shall provide to ACS, for review and comment, copies of such Tax Returns or extracts therefrom sufficient to apprise ACS of the proposed treatment of such transactions. SCT shall consider any reasonable changes proposed in writing by ACS. To the extent the parties are permitted under applicable Tax law to treat the Closing Date as the last day of a taxable period, they will treat the taxable period as ending on the Closing Date. SCT shall timely pay or cause to be paid all income taxes to which the Tax Returns described in this Section 9.4(a)(i) relate for all periods covered thereby.
                  -----------------

                        (ii) SCT shall cause to be prepared and filed all required Tax Returns of the Company and Omni-Tech (other than those described in
Section 9.4(a)(i)) for any taxable period ending on or before the Closing
-----------------
Date. At least 30 days before the due date for filing any such Tax Return, SCT shall provide to ACS, for review and comment, copies of such Tax Returns or extracts therefrom sufficient to apprise ACS of the proposed treatment of such transactions. SCT shall consider any reasonable changes proposed in writing by ACS. All such Tax Returns shall be prepared in a manner consistent with the manner in which Tax Returns of the Company and Omni-Tech have been prepared for prior periods. SCT shall timely pay or cause to be paid all Taxes to which the Tax Returns described in this Section 9.4(a)(ii) relate for all periods covered
                              ------------------
thereby.

                 (b)  Straddle Periods.
                      ----------------

                        (i) In the case of any Tax period that includes but does not end on the Closing Date (a "Straddle Period"), any Taxes attributable to such Straddle Period shall be allocated to (A) SCT to the extent allocable to the portion of the Straddle Period ending on the Closing Date and (B) Purchasers to the extent allocable to the portion of the Straddle Period beginning on the date after the Closing Date. For these purposes, Taxes allocable to each portion of a Straddle Period shall be determined on the basis of an interim closing of the books as of the close of business on the Closing Date as if the Straddle Period consisted of one taxable period ending and including the Closing Date and another taxable period beginning on the day after the Closing Date and ending on the last day of the Straddle Period, or under such other reasonable method as the parties may agree. For this purpose, Tax items that are calculated on a periodic basis, such as depreciation deductions and Taxes not based on income, revenues or receipts (such as ad valorem taxes), shall be apportioned on a daily basis.

                        (ii) At least 30 days before the due date for filing any Tax Return in respect of a Straddle Period, ACS shall provide SCT, for review and comment, a draft of such Tax Return and a statement setting forth the amount of Tax shown as due on such Tax Return that is properly allocable to SCT pursuant to Section 9.4(b)(i). Purchasers shall consider any reasonable changes
            -----------------
proposed in writing by SCT. Not later than 5 days before the due date for filing such Tax Return, SCT shall pay ACS an amount equal to its allocable share of such Taxes, but only to the extent that such Taxes have not already been paid or accrued or otherwise reflected as a liability on the books of any SCT Party or any Affiliate thereof (including the Company or Omni-Tech). To the extent that the sum of such prior payments and accruals exceeds SCT's allocable share of such Taxes, ACS shall promptly pay or cause to be paid to SCT an amount equal to such excess.

                 (c)  Refunds. Any Tax refunds or credits received by or
                      -------
credited to the Company or Omni-Tech and attributable to any period ending on or before the Closing Date shall be for the benefit of SCT, and the ACS Parties shall use reasonable efforts to obtain any such Tax refund or credit and shall pay or cause to be paid to SCT an amount equal to any such Tax refund or credit (plus any interest received thereon) within 15 business days after receipt or credit thereof; provided, however, that SCT shall reimburse the ACS Parties for reasonable costs or expenses incurred in connection with obtaining any such Tax refund or credit.

                 (d)  Cooperation. The SCT Parties shall provide to the ACS
                      -----------
Parties, and the ACS Parties shall, and shall cause the Company and Omni-Tech to, provide to the SCT Parties, such cooperation and information as any of them may reasonably request of another in filing any Tax Return, amended Tax Return or claim for Tax refund, determining a Tax liability or a right to a Tax refund, participating in or conducting any audit or other proceeding in respect of Taxes, or effectuating the terms of this Agreement. Each such party shall make its employees reasonably available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each such party will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company and Omni-Tech for the Tax period first ending after the Closing Date and for all prior Tax periods until the later of (i) expiration of the relevant statute of limitations, without regard to extensions (except to the extent notified by another party in writing of any such extension) and (ii) five years following the due date (without regard to extensions) for such Tax Returns. Any information obtained under this Section 9.4(d) shall be kept confidential, except as may otherwise be
           --------------
necessary in connection with the filing of Tax Returns or claims for Tax refund or in conducting an audit or other proceeding in respect of Taxes. The ACS Parties shall prepare and provide to SCT such Tax information packages as SCT shall reasonably request for use in preparing any Tax Return that relates to the Company or Omni-Tech. Such information packages shall be completed by the ACS Parties and provided to SCT within 60 days after a request therefor. Notwithstanding any other provision hereof, (A) each party shall bear its own expenses in complying with this Section 9.4(d) and (B) no party shall be
                                --------------
required unreasonably to obtain any document or provide any information not then in its possession.

               (e)  Code Section 338(h)(10) Election.
                    --------------------------------

                         (i)    At the Purchasers' request, SCT shall join in
making an election pursuant to Code Section 338(h)(10) with respect to the sale and purchase of the Company Shares pursuant to this Agreement. SCT and the Purchasers agree to comply with all of the applicable requirements and conditions of Code Section 338(h)(10) and the United States Treasury Regulations thereunder, including without limitation the timely filing of Department of Treasury Form 8023 entitled "Elections Under Section 338 For Corporations Making Qualified Stock Purchase." Neither SCT nor the Purchasers shall take any action, including, without limitation, any action in connection with the filing of any Tax Returns, that would be inconsistent with or prejudice a Code Section 338(h)(10) election. SCT agrees to indemnify Purchaser against any lost Tax benefits (based on the present value of such lost benefits assuming a 15 year reference period and 7% discount factor) resulting from an invalid Code Section 338(h)(10) election that would have been valid but for a failure by SCT to fulfill the foregoing agreements. For purposes of this Section 9.4(c), Tax benefit shall not include any tax basis in the Common Shares.

                         (ii)   The portion of the Purchase Price allocated to
the Company Shares under Section 2.2 of this Agreement (together with
                         -----------
liabilities treated as Company in accordance with Code Section 338 and the Treasury Regulations thereunder as follows. An allocation shall be proposed by ACS and delivered to SCT at least 90 days before the date that Form 8023 is required to be filed in respect of the Company Shares. Within 30 days after receipt of such proposed allocation, SCT shall notify ACS of any reasonable objections that SCT may have to the proposed allocation, which notification shall include any proposed modification. Failure to so notify the ACS of any objections shall constitute SCT's acceptance of ACS's proposed allocation as a final allocation. If SCT timely notifies ACS of any objections, and SCT and ACS are unable to resolve their differences within 15 days after Purchaser's receipt of SCT's notification, the matter shall be referred for arbitration to a mutually acceptable, nationally recognized independent accounting firm, the fees and expenses of which shall be borne equally by SCT, on the one hand, and ACS, on the other hand. The arbitrator's determination of a final allocation shall be binding on the parties. SCT and the Purchasers each agrees that, to the extent permitted by applicable law, they will adopt and utilize the amounts allocated to each asset or class of assets pursuant to a final allocation for purposes of all Tax Returns filed by them and that they will not voluntarily take any position inconsistent therewith upon examination of any such Tax Returns, in any claim for Tax refund, in any litigation or otherwise with respect to such Tax Returns.

                         (iii)  The Purchasers shall be entitled to make an
election under Code Section 338(g) with respect to the Omni-Tech Shares; provided, however, that, for such purposes, Purchasers shall allocate to the purchase of the Omni-Tech Shares an amount that is neither greater than nor less than the portion of the Purchase Price so allocated pursuant to Section 2.2.
                                                                -----------

               (f)  Tax Contests.
                    ------------

                         (i)   SCT shall have the right to represent the
interests of the Company and Omni-Tech in any Tax audit or administrative or court proceeding relating to Tax Returns for periods ending on or before the Closing Date with respect to which SCT may be liable for Taxes pursuant to this Agreement (including any such proceedings relating to the Company or Omni-Tech); provided, however, that the Purchasers shall have the right to participate in any such audit or proceeding to the extent that any such audit or proceeding may affect the Tax liability of the Purchasers, any of their Affiliates, the Company or Omni-Tech for any period ending after the Closing Date, and to employ counsel of their choice at their own expense for purposes of such participation. Notwithstanding anything to the contrary contained or implied in this Agreement, without the prior written consent of ACS, which consent shall not be unreasonably withheld or delayed, neither SCT nor any Affiliate of SCT shall agree or consent to compromise or settle, either administratively or after the commencement of litigation, any issue or claim arising in any such audit or proceeding, or otherwise agree or consent to any Tax liability, to the extent that any such compromise, settlement, consent or agreement may affect the Tax liability of the Purchasers, any of their Affiliates, the Company or Omni-Tech for any period ending after the Closing Date.

                         (ii)  The Purchasers shall have the right to represent
the interests of the Company and Omni-Tech in any Tax audit or administrative or court proceeding relating to Tax Returns for periods beginning after the Closing Date (including any such proceedings relating to the Company or Omni-Tech); provided, however, that SCT shall have the right to participate in any such audit or proceeding to the extent that any such audit or proceeding may affect the Tax liability of SCT, any of its Affiliates, the Company or Omni-Tech for any period ending on or before the Closing Date and to employ counsel of its choice at its own expense for purposes of such participation. Notwithstanding anything to the contrary contained or implied in this Agreement, without the prior written consent of SCT, which consent shall not be unreasonably withheld or delayed, neither the Purchasers nor any Affiliate of any of the Purchasers shall agree or consent to compromise or settle, either administratively or after the commencement of litigation, any issue or claim arising in any such audit or proceeding, or otherwise agree or consent to any Tax liability, to the extent that any such compromise, settlement, consent or agreement may affect the Tax liability of the Purchasers, any of their Affiliates, the Company or Omni-Tech for any period ending on or before the Closing Date.

                    (g)  Notice. The Purchasers shall promptly notify SCT in
                         ------
writing upon receipt by the Purchasers, any Affiliate of Purchasers, the Company or Omni-Tech of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of the Company or Omni-Tech, in each case for periods ending on or before the Closing Date.

                    (h)  Transfer Taxes. Each of ACS and SCT shall be liable
                         --------------
for, and shall pay when due 50% of any transfer, gains, documentary, sales, use, registration, stamp, value added or other similar Taxes payable by reason of the transactions contemplated by this Agreement or attributable to the sale, transfer or delivery of the Shares under this Agreement, and the Purchasers shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes.

               (i)  Amended Tax Returns. Without the prior written consent of
                    -------------------
SCT, Purchasers shall not file any amended Tax Return of the Company or Omni-Tech for any period ending on or before the Closing Date.

    9.5  Severance Obligations. SCT shall pay all severance payments on account
         ---------------------
of the termination of the employment of the Employee's identified on Schedule
                                                                     --------
9.5 in accordance with SCT's severance policy applicable to such Employees. ACS
---
and the Purchasers shall pay all severance payments on account of the termination after Closing of Employees not identified on Schedule 9.5.
                                                         ------------

    9.6  Removal of Guarantees and Sureties. After the Closing Date, the ACS
         ----------------------------------
Parties shall use their respective commercially reasonable efforts to obtain the release and discharge of (without further obligation or liability to) each Seller Indemnitee (as defined in Section 10.1(b)) and any Third Party which
                                 ----------------
provided any guarantee or surety (in either case, whether by agreement, the posting of a bond or similar instrument or otherwise) with respect to any liabilities and obligations of any of the Company or Omni Tech requiring performance or continued performance from and after the Closing Date relating to the operation of the Business (collectively, the "Guaranteed Obligations"). Such commercially reasonable efforts shall include, without limitation (a) beginning discussions with the applicable counter-party (i) to each of the agreements identified on Schedule 9.6 within thirty (30) days after the Closing Date, and
              ------------
(ii) to any agreement identified by SCT after the Closing Date within thirty
(30) days after the date on which SCT identified such agreement and, in each case, pursuing such release and discharge with commercially reasonable diligence and (b) offering to such counter-party the guarantee or surety of ACS in replacement of any guarantee or surety provided by any Seller Indemnitee and, in the case of any performance bonds or similar instruments provided by any Third Party Offering, a performance bond or similar instrument in replacement of bond or instrument provided by the applicable Third Party.

                                  ARTICLE 10
                           INDEMNIFICATION; EXPENSES

    10.1 General Indemnification.
         -----------------------

               (a) From and after the Closing, SCT, SCT Financial, SCT Property and SCT Canada hereby jointly and severally agree to indemnify, defend and hold harmless the Purchasers, ACS and their respective Affiliates and each of their respective directors, officers, employees, agents and shareholders (collectively, the "Purchaser Indemnitees") from and against any and all Losses arising out of, based upon or resulting from (i) any inaccuracy of any representation or warranty contained in Article 4 of this Agreement or in any
                                        ---------
certificate, document or instrument delivered by any of the SCT Parties at the Closing; (ii) any breach by the SCT Parties of any of their respective agreements or obligations contained in or made pursuant to this Agreement; (iii) except to the extent already paid by any SCT Party or any Affiliate thereof (A) any and all Taxes imposed on any SCT Party for or relating to all periods ending on or before the Closing Date, including any Taxes resulting from an election pursuant to Section 9.4(e), and (B) any liability of the Company or Omni-Tech
            --------------
for Taxes imposed under Treasury Regulation Section 1.1502-6 or any analogous state, local or foreign tax provision, as a result of having been a member of a consolidated, affiliated, combined, unitary or other similar group that included SCT; (iv) performance of remedial work required to be performed as a result of the Company's failure to perform prior to the Closing Date in breach of the Services Agreement (R981540D) by and between SCT Government Systems, Inc., and Palm Beach County, Florida, dated September 29, 1998; (v) amounts required to be refunded as a result of the Company's failure to perform prior to the Closing Date in breach of the Software License Agreement; Software Services Agreement; and Technical Currency Agreement by and between SCT Government, Systems, Inc., and Orange County, Florida dated March 31, 2000, (vi) stachybotrys mold discovered at the Tulare County Courthouse prior to the Closing Date or mold that is a continuation of such mold; (vii) any out of pocket expenses required to be paid by any of the ACS Parties, the Company or Omni-Tech to Oracle Corporation ("Oracle") or OTG Software, Inc. ("OTG") covering the period beginning on the Closing Date and ending on the expiration of the Survival Period in order for the Business to obtain (x) such number of software development licenses that are necessary to enable the Business' software development group as presently comprised (the "Software Development Group") to develop certain of the Software with Oracle or OTG software programs, as the case may be, in the same manner as presently used by the Software Development Group, (y) such technical support that is necessary to enable the Business' software support group as presently comprised (the "Software Support Group") to provide maintenance and support in the same manner as presently provided by the Software Support Group and (z) such value added reseller rights as are presently held by the Business; in each case, only with respect to licenses, rights and items of the type with respect to which the Business has not reflected an expense in the Statement of Operations included in the FY2000 Financial Statements; provided that the ACS Parties and the Company shall limit the number and size of such licenses to the extent necessary to operate the Business as it is currently operated; and provided further that the ACS Parties shall use all commercially reasonable efforts to obtain Oracle development and support rights at no additional cost under ACS' existing Oracle agreements; and
(viii) any and all Third Party Claims arising out of any of the foregoing. In addition, SCT shall indemnify, defend and hold harmless the Purchaser Indemnitees from all Losses required to be paid by the any such Purchaser Indemnitee to any party adverse to the Company in, and as a result of any final and non-appealable order or judgment in, (x) the Broward County Litigation, (y) the San Juan Litigation and (z) any of the Legal Proceedings identified in
Schedule 10.1(a). The Purchaser Indemnitees shall use all commercially
----------------
reasonable efforts to minimize the Losses associated with the matter described in clause (vi) above.

               (b) From and after the Closing, the ACS Parties (and the Company and Omni-Tech in the event the Closing occurs) hereby jointly and severally agree to indemnify, defend and hold harmless SCT, SCT Financial, SCT Property and SCT Canada, their respective Affiliate entities, and each of their respective directors, officers, employees, agents and shareholders (collectively, the "Seller Indemnitees") from and against any and all Losses arising out of, based upon or resulting from (i) any inaccuracy of any representation or warranty contained in Article 5 of this Agreement or in any
                                        ---------
certificate, document or instrument delivered by any of the ACS Parties at the Closing; (ii) any breach by any of the ACS Parties of any of their respective agreements or obligations contained in or made pursuant to this Agreement; (iii) any and all Losses arising out of, based upon or resulting from the operations or conduct of the business of the Company or Omni-Tech on and after the Closing Date (except to the extent that SCT, SCT Financial, SCT Property and SCT Canada are liable for the same pursuant to Section 10.1(a)(i)) including, without
                                    ------------------
limitation, (x) all Losses incurred by any Seller Indemnities under any guarantee or surety provided by any Seller Indemnitee with respect to any of the Guaranteed

Obligations and (y) any Losses (other than the severance payments required to be paid by SCT in accordance with Section 9.5) incurred by any Seller Indemnitee in
                               -----------
connection with the termination of the employment of the Employees identified on
Schedule 9.5; (iv) any and all Taxes imposed on any ACS Party, the Company and
------------
Omni-Tech, or any Affiliate of any of the foregoing, for or relating to all periods beginning the day after the Closing Date; and (v) any and all Third Party Claims arising out of the foregoing.

               (c) In the event that a Person entitled to indemnification under this Article 10 (the "Indemnified Party") shall incur or suffer any Losses in
     ----------
respect of which indemnification may be sought under this Article 10 against the
                                                          ----------
Person required to provide indemnification under this Article 10 (the
                                                      ----------
"Indemnifying Party"), the Indemnified Party must assert a claim for indemnification within the Survival Period by a written notice which contains reasonably sufficient detail and information of the Losses as then known (the "Notice of Loss") to the Indemnifying Party stating the nature and basis of such Notice of Loss. If the Notice of Loss relates to a Third Party Claim, then the procedures set forth in Section 10.1(d) shall be applicable. If the Notice of
                        ---------------
Loss does not relate to a Third Party Claim, then the Indemnifying Party shall have forty-five (45) days to object to any of the subject matter and any of the amounts of the Losses set forth in the Notice of Loss, as the case may be, by delivering written notice of objection thereof to the Indemnified Party. If the Indemnifying Party fails to send a notice of objection to the Notice of Loss within such forty-five (45) day period, then the Indemnifying Party shall be deemed to have agreed to the Notice of Loss and shall be obligated to pay to the Indemnified Party the portion of the amount specified in the Notice of Loss to which the Indemnifying Party has not objected. If the Indemnifying Party sends a timely notice of objection, then the Indemnifying Party and the Indemnified Party shall use their commercially reasonable efforts to settle (without an obligation to settle) such claim for indemnification. If the Indemnifying Party and the Indemnified Party do not settle such dispute within forty-five (45) days after the Indemnified Party's receipt of the Indemnifying Party's notice of objection, then each of the Indemnifying Party and the Indemnified Party shall be entitled to seek enforcement of their respective rights under this Article
                                                                      -------
10.
--

               (d) Promptly after receipt by an Indemnified Party of notice of the assertion of any claim or the commencement of any Legal Proceeding by a Third Person ("Third Party Claim") in respect of which the Indemnified Party will seek indemnification hereunder, the Indemnified Party shall so notify in writing the person(s) from whom indemnification hereunder is sought (collectively, the "Indemnifying Party"), but any failure so to notify the Indemnifying Party shall not relieve it from any liability that it may have to the Indemnified Party under this Section 10.1 except to the extent that the
                                 ------------
Indemnifying Party's ability to defend such claim is materially prejudiced by the Indemnified Party's failure to give such notice. In no event will the Indemnified Party admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. Subject to Section
                                                                         -------
9.4(b) of this Agreement, the Indemnifying Party shall be entitled to
------
participate in the defense of such Third Party Claim and to assume control of such defense (without admitting its liability under this Article 10); provided,
                                                         ----------
however, that:

                    (i) the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ counsel at the Indemnified Party's own expense to assist in the handling of such claim;

                    (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such Third Party Claim, if, pursuant to or as a result of such settlement, injunctive or other equitable relief would be imposed against the Indemnified Party;

                    (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release from liability in respect of such claim;

                    (iv) the Indemnified Party shall cooperate with the Indemnifying Party in the contest or defense thereof; and

                    (v) the Indemnifying Party shall not be entitled to control but shall be entitled to participate at the Indemnifying Party's own expense in the defense of, and the Indemnified Party shall be entitled to have sole control at the Indemnifying Party's expense over, the defense or settlement of any Third Party Claim to the extent the Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party (U) which, if successful, could reasonably be expected to adversely interfere with the business, operations, assets, condition, prospects, customer relationships or supplier relationships of the Indemnified Party, (V) which involves criminal proceedings, (W) which involves a claim in which the Indemnifying Party is also a party and joint representation would be inappropriate due to conflicting interests because of the availability of different legal defenses to the Indemnified Party, or (X) which involves claims that, upon petition by the Indemnified Party, an appropriate court rules that the Indemnifying Party failed or is failing to defend or pursue vigorously.

               (e) After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such Third Party Claim, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any Legal Expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. If the Indemnifying Party does not assume control of the defense of such Third Party Claim within thirty (30) days (or, in the case of any Legal Proceeding, fifteen (15) days) after the Indemnifying Party's receipt of the notice required pursuant to
Section 10.1(d) of this Agreement, then the Indemnified Party shall have the
---------------
to defend right such claim in such manner as it may deem appropriate at the reasonable cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party therefor by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred after the Indemnifying Party's receipt of the Indemnified Party's written statement therefor, which statement shall itemize and summarize in reasonable detail the costs and expenses incurred.

               (f) The ACS Parties acknowledge that, anything to the contrary contained in this Agreement notwithstanding, after the Closing, SCT or any of its Affiliates will control the prosecution of SCT's claims and defenses in the Broward County Litigation and in the San Juan Litigation, and as to the matters set forth in Schedule 10.1(a) at SCT's sole expense. The ACS Parties will (and
             ----------------
will cause the Company and Omni-Tech to) provide such reasonable cooperation and assistance (including the making available of witnesses) as SCT may, from time to time, reasonably request in connection therewith and at the expense of SCT.

    10.2   No Contribution. Each of SCT, SCT Financial, SCT Property and SCT
           ---------------
Canada agrees that it will not seek, nor will it be entitled to, contribution from, or indemnification by, the Company or Omni-Tech in respect of amounts due from SCT, SCT Financial, SCT Property and SCT Canada to any Purchaser Indemnitee under this Article 10 and SCT, SCT Financial, SCT Property and SCT Canada will
           ----------
hold the Company and Omni-Tech and the ACS Parties harmless in respect of all such amounts and shall not seek to join the Company or Omni-Tech in connection with any claim by any Purchaser Indemnitee under this Article 10. Nothing
                                                      ----------
contained in this Section 10.2 shall impair the right of any of SCT, SCT
                  ------------
Financial, SCT Property and SCT Canada to seek indemnification from the Company, Omni-Tech or any of the ACS Parties on account of any breach by any of the Company, Omni-Tech or any of the ACS Parties of any covenant or obligation to be performed by any of them after the Closing.

    10.3   Survival. The rights of the parties to assert a claim under this
           --------
Article 10 for breach of any of the representations and warranties of the
----------
parties contained in Article 4 and Article 5 of this Agreement or in any
                     ---------     ---------
certificate, document or instrument delivered at the Closing shall survive the Closing Date for a period (the "Survival Period") beginning on the Closing Date and ending on the last day of the fifteenth month after the Closing Date (such Survival Period to begin with the month during which the Closing occurs), and thereafter shall terminate and expire, except with respect to liabilities for any item as to which, prior to the last day of the fifteenth month after the Closing Date, an Indemnified Party shall have asserted a claim in writing as required pursuant to the provisions of this Article 10, in which case the
                                            ----------
liability for such claim shall continue until it shall have been finally settled, decided or adjudicated. Notwithstanding the foregoing, the period in which any of Purchaser Indemnitee may make a claim for indemnification under this Article 10 with respect to any breach of a representation or warranty made
     ----------
under Section 4.3, Section 4.4, Section 4.19, Section 4.25 and Section 4.32
      -----------  -----------  ------------  ------------     ------------
shall not expire until the expiration of the applicable statute of limitation period imposed by applicable law. The covenants and agreements contained in this Agreement shall survive until, by their respective terms, such covenants have been fully performed or discharged.

    10.4   Limitation on Liability.
           -----------------------

                 (a) Any other provision of this Agreement to the contrary notwithstanding, SCT, SCT Financial, SCT Property and SCT Canada shall not have any liability under this Article 10 (i) resulting from the breach or inaccuracy
                         ----------
of any of such party's representations or warranties contained in this Agreement or in any certificate, document or instrument delivered by such party at the Closing (including Third Party Claims arising as a result thereof), (ii) with respect to any of the matters described in clauses (iv), (v) and (vii) of
Section 10.1(a) of this Agreement (including Third Party Claims as a result
---------------
thereof) and (iii) as to such matters described on Schedule 10.1(a), until the
                                                   ----------------
aggregate Losses resulting from such inaccurate representations or warranties and such matters, after aggregating 10.4(a)(i), 10.4(a)(ii) and 10.4(a)(iii) exceeds an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000) (the "Deductible Amount"), whereupon SCT, SCT Financial, SCT Property and SCT Canada shall be liable for indemnification for all Losses above and beyond the Deductible Amount, subject to the limit on liability set forth in Section
                                                                  -------
10.4(b); provided, that the Deductible Amount
-------
shall not apply to breaches or inaccuracies of any representations and warranties contained in Section 4.3, Section 4.4, Section 4.19, Section 4.25 and
                        -----------  ------------ ------------  ------------
Section 4.32.
------------

            (b) Any other provision of this Agreement to the contrary notwithstanding, the aggregate maximum monetary liability of SCT, SCT Financial, SCT Property and SCT Canada under this Article 10 (i) resulting from the breach
                                       ----------
or inaccuracy of any of such party's representations or warranties contained in this Agreement or in any certificate, document or instrument delivered by such party at the Closing (including Third Party Claims arising as a result thereof),
(ii) with respect to any of the matters described in clauses (iv), (v), and
(vii) of Section 10.1(a) of this Agreement (including Third Party Claims arising
         ---------------
as a result thereof) and (iii) as to such matters described on Schedule 10.1(a),
                                                               ----------------
shall not exceed an amount equal to Eight Million Two Hundred Fifty Thousand Dollars ($8,250,000); provided, however, that the aggregate maximum monetary liability of SCT, SCT Financial, SCT Property and SCT Canada for breach or inaccuracy of any the representations and warranties contained in Section 4.3,
                                                                  -----------
Section 4.4, Section 4.19, Section 4.25 and Section 4.32 of this Agreement
-----------  ------------  ------------     ------------
(including Third Party Claims arising as a result thereof) and for the matter described in clause (vi) of Section 10.1(a) of this Agreement (including Third Party Claims arising as a result thereof) may exceed such amount, but shall not exceed an amount equal to Eighty-Five Million Dollars ($85,000,000), less the amount of any payments made by SCT pursuant to Section 10.9, when combined with
                                               ------------
the aggregate monetary liability of SCT, SCT Financial, SCT Property and SCT Canada for breach or inaccuracy of any representations and warranties and any breach of the agreements contained in Section 9.4(e)(i) of this Agreement.

            (c) None of the Purchaser Indemnitees shall be entitled to recover any Losses under this Agreement to the extent that such Losses have already been recovered with respect to the breach or inaccuracy of any representation or warranty, the breach of any of the covenants contained in Section 9.4 of this Agreement, the Purchase Price Adjustment (as defined in Section 10.9) or any other specific indemnity provided for in this Agreement.

     10.5   Computation of Losses. Anything in this Agreement to the contrary
            ---------------------
notwithstanding, the amount of any Losses otherwise payable to an Indemnified Party shall be reduced by the amount of net insurance proceeds received by such Indemnified Party (giving effect to deductibles or self-insured or co-insurance payments made and the reasonable costs, if any, incurred to obtain such insurance proceeds) or of recoveries from third parties (reduced by the reasonable costs, if any, incurred to obtain such recoveries) as compensation for the damage or Losses caused by the act, omission, fact or circumstance giving rise to the Losses. If, at any time after payment by an Indemnifying Party to an Indemnified Party in respect of any Losses indemnified under this
Article 10, the Indemnified Party receives such insurance proceeds or third
----------
party recoveries, then the Indemnified Party shall hold such funds in trust for, and shall promptly remit such funds to the Indemnifying Party or the Indemnifying Party's designee after receipt thereof. If the Indemnified Party received indemnification for Losses under this Article 10 and such Indemnified
                                               ----------
Party has a valid claim available to the Indemnified Party against third parties with respect to Losses for which the Indemnified Party received indemnify under this Article 10 the Indemnified Party will assign to the Indemnifying Party its
     ----------
rights to such claim against such third party (other than claims against the Indemnified Party's customers, suppliers, vendors, or insurance companies) to the extent of the Losses paid by the Indemnifying Party.

    10.6   Matters Regarding Accounts Receivable.
           -------------------------------------

                 (a) From and after the Closing Date, ACS, the Purchasers, the Company, and Omni-Tech shall (and ACS shall cause the Purchasers, the Company and Omni-Tech to) use all commercially reasonable and diligent efforts to collect all of the Accounts Receivable outstanding as of the Closing Date (the "Pre-Closing Receivables") within the Collection Period and use commercially reasonable efforts to resolve the disputes under each of the Service Agreement by and between the Company and the City of Memphis, Tennessee, dated December 15, 2000, and the Software License Agreement; Software Services Agreement; and Technical Currency Agreement by and between the Company and Orange County, Florida, and shall advise SCT in writing of the status of such efforts and collections every thirty (30) days after the Closing Date until the expiration of the Collection Period for the applicable Pre-Closing Receivables and the resolution of such disputes. In no event will ACS, the Purchaser, the Company or Omni-Tech admit any liability with respect to or settle, compromise, or discharge either of such disputes without the prior written consent of SCT, which consent shall not be unreasonably withheld. In addition, from and after the Closing Date, ACS, the Purchasers, the Company and Omni-Tech shall (and ACS shall cause the Purchasers, the Company and Omni-Tech to) comply in all material respects with all obligations of the Company or Omni-Tech under any agreement with any customer from whom Pre-Closing Receivables are outstanding that provides for performance by the Company or Omni-Tech on or after the Closing Date.

                 (b) For purposes of calculating the liability of SCT, SCT Financial, SCT Property and SCT Canada under this Article 10 on account of the
                                                  ----------
breach or inaccuracy of the representation and warranty contained in the last sentence of Section 4.9 regarding the collectability of the Accounts Receivable
            -----------
during the Collection Period, all amounts collected at any time from and after the Closing Date from any customer which had an outstanding Pre-Closing Receivable balance owing to the Company or Omni-Tech shall be deemed applied to the oldest valid Pre-Closing Receivables owing from such customer until all of the valid Pre-Closing Receivable owing from such customer have been collected in full irrespective of any customer direction or reference to the invoice against which such amounts are to be applied and irrespective of any new Accounts Receivable created on or after the Closing Date. None of SCT, SCT Financial, SCT Property or SCT Canada shall have any liability under this Article 10 on account
                                                           ----------
of the breach or inaccuracy of the representation and warranty continued in the last sentence of Section 4.9 regarding the collectability of the Accounts
                 -----------
Receivable during the Collection Period for any concessions, set-offs, settlements or compromises involving any portion of the Pre-Closing Receivables agreed upon by ACS, the Purchasers or any of their respective Affiliates.

                 (c) If any of SCT, SCT Financial, SCT Property and SCT Canada make any payment to any Purchaser Indemnitee as a result of their respective indemnification obligations with respect to a breach or inaccuracy of the representations and warranties contained in Section 4.9, then contemporaneous
                                            -----------
with such payment, ACS, the Purchasers, the Company or Omni-Tech, as applicable, shall (and ACS shall cause the Purchasers, the Company and Omni-Tech, as applicable, to) assign the applicable Pre-Closing Receivable (other than the Court Link Receivable) to SCT or its designee; provided, that the customer from whom such Pre-Closing Receivable was owing is not a customer from whom revenues totaled $500,000 or more during the twelve (12) month period ending on, and is not reasonably expected to provide revenues in excess of $500,000 during the twelve (12) month period after, the date on which any of SCT, SCT Financial, SCT Property or SCT Canada made such payment to any Purchaser Indemnified Party. If, after the payment by any of SCT, SCT Financial, SCT Property or SCT Canada on account of the non-collection of any Pre-Closing Receivables (other than the Court Link Receivable) any Purchaser Indemnitee shall receive any payment which would have been deemed applied in accordance with Section 10.6(b), then such Purchaser Indemnitee shall (and ACS and the
     ---------------
Purchasers shall cause such Purchaser Indemnitee to) hold such funds in trust for, and shall promptly remit such funds to SCT or SCT's designee promptly after receipt thereof. If after payment by any of SCT, SCT Financial, SCT Property or SCT Canada on account of the non-collection of the Court Link Receivable, any Purchaser Indemnitee shall receive payments of the Court Link Receivable in excess of $526,000, such Purchaser Indemnitee shall apply such excess amount against any Losses for which indemnity may be obtained by such Purchaser Indemnitee under this Article 10.
                      ----------

    10.7   Exclusive Remedy. From and after the Closing Date, the rights and
           ----------------
remedies of the parties under this Article 10 are the sole and exclusive rights
                                   ----------
and remedies of the parties with respect to any matters arising out of or relating to this Agreement and the transactions contemplated by this Agreement.

    10.8   Treatment of Indemnification Payments. To the extent permitted by
           -------------------------------------
applicable law, the parties shall treat any indemnification payment made hereunder as an adjustment to the Purchase Price allocate to the Company Shares pursuant to Section 2.2.
            -----------

    10.9   Purchase Price Adjustment. (a) On or before the Closing, the SCT
           -------------------------
Parties shall cause the assignment of the outsourcing agreements set forth on
Schedule 4.23(a)(vi) and identified as being with a Person other than the
--------------------
Company or Omni-Tech (the "Outsourcing Agreements") to the Company. If on or before the date which is 9 months after the Closing Date, the counter- party to any Outsourcing Agreement identified on Schedule 10.9 terminates such
                                        -------------
Outsourcing Agreement in writing because of (i) the allegedly unauthorized assignment of such Outsourcing Agreement to the Company or (ii) the allegedly unauthorized assignment of such Outsourcing Agreement to the Company and an alleged breach by the SCT Parties' of contractual obligations under such Outsourcing Agreement which began before the Closing (a "Triggering Event"), then, as a reduction to the Purchase Price, SCT shall cause to be paid to the Purchasers an amount equal to: (1) (A) a fraction, the numerator of which is equal to the revenue the Company received under such Outsourcing Agreement for the twelve months ended on March 31, 2001, and the denominator of which is equal to the total revenue of the Company, Omni-Tech and solely with respect to revenue under the Distribution Agreement, SCT Property for the twelve months ended March 31, 2001, multiplied by (B) $85,000,000, less (2) an amount equal to 12 1/2% of the revenue received under such Outsourcing Agreement after the Closing during the period commencing on the Closing Date until the date of such termination (the "Purchase Price Adjustment'); provided, however, that the Purchase Price Adjustment will be reduced proportionately to reflect the extent to which the termination is attributable to the breach by ACS or any of its Affiliates of contractual obligations under the particular Outsourcing Agreement, which breach was not begun before the Closing; provided further, there shall be no Purchase Price Adjustment to the extent that the termination is attributable to the breach by ACS or any of its Affiliates which breach first occurred after the Closing; and provided further, that in the case of any calculation of any Purchase Price Adjustment on account of the Outsourcing

Agreement with Dallas County, the product resulting from the application of the formula contained in clause (1) above shall be multiplied by 0.33 before subtracting the amounts provided in clause (2) above. If (x) SCT shall have made any payment on account of any Purchase Price Adjustment or if SCT and the Purchasers are seeking to resolve any dispute as to any Purchase Price Adjustment pursuant to the other provisions of this Section 10.9 and (y) either
                                                    ------------
ACS or any of its Affiliate entities, directly or indirectly, begins to provide outsourcing services relating to the Business for the counter-party to any Outsourcing Agreement which was the subject of the Triggering Event with respect to which such Purchase Price Adjustment was made or such dispute occurred at any time during the twelve (12) month period ending after the date on which the Triggering Event occurred, then (A) the Purchasers, the Company and Omni-Tech shall refund (and ACS shall cause the Purchasers, the Company or Omni-Tech to refund), in the aggregate, to SCT a fraction (not greater than one) of the portion of the Purchase Price Adjustment attributable to the Outsourcing Agreement, where such fraction is comprised of a denominator equal to the annualized revenues under the terminated Outsourcing Agreement for the twelve months ended March 31, 2001 and a numerator equal to the projected annualized revenues for the first year of the agreement replacing the Outsourcing Agreement and (B) if SCT and the Purchasers are seeking to resolve any such dispute, then SCT will have no liability under this Agreement on account of the applicable Triggering Event and the circumstances surrounding the Triggering Event. With respect to any Outsourcing Agreement so terminated, the Parties shall cooperate in good faith to transition, at the sole cost and expense of the SCT Parties, the account for the Business represented by such terminated Outsourcing Agreement back to one or more of the SCT Parties.

          (b) The Purchasers shall promptly notify SCT in writing of the occurrence of a Triggering Event (each, a "Termination Notice"). If SCT disputes the validity of the Triggering Event, then SCT and the Purchasers shall resolve the dispute as provided in Sections 10.9(d), (e), (f), (g) and (h). In
                                   ----------------  ---  ---  --- --- ---
no event shall the Purchasers (and ACS shall not cause or permit any of the Purchasers, the Company or Omni-Tech to) admit any liability with respect to any Triggering Event or settle, compromise, pay or discharge the dispute underlying such Triggering Event without the prior written consent of SCT, which consent shall not be unreasonably withheld.

          (c) Within 10 days after its sending of the Termination Notice, and provided that SCT shall not then dispute the validity of the Triggering Event, the Purchasers shall notify SCT in writing of the amount of the Purchase Price Adjustment determined in accordance with Section 10.9(a) hereof (the "Purchase
                                         ---------------
Price Reduction Notice"). If SCT does not dispute either the validity of the Triggering Event or the amount of the Purchase Price Adjustment referred to in the Purchase Price Reduction Notice within 10 days after its receipt of the Purchase Price Reduction Notice, then an amount equal to the amount of the Purchase Price Reduction referred to in the Purchase Price Reduction Notice shall be paid by SCT to the Purchasers in immediately available funds no later than the second (2nd) day after the end of such 10 day period to the account designated by the Purchasers in full satisfaction of the obligations of SCT under this Agreement with respect to such terminated Outsourcing Agreement and the circumstances surrounding such termination. If SCT disputes either the validity of the Triggering Event or the amount of the Purchase Price Adjustment referred to in the Purchase Price Reduction Notice within the 10 day period referred to in the immediately preceding sentence, then SCT and the Purchasers shall resolve the dispute as provided in Sections 10.9(d), (e), (f), (g) and
                                         ----------------  ---  ---- ---
(h).
---

          (d) SCT and the Purchasers shall attempt in good faith to resolve any disputed matters referred to in Sections 10.9(b) and/or (c) hereof by negotiation between their respective chief financial officers. All reasonable requests for information made by one party to the other shall be honored. All negotiations pursuant to this Section 10.9(d) shall be confidential and shall be
                              ---------------
treated as compromise and settlement negotiations for purposes of applicable rules of evidence and nothing stated or disclosed and no document produced in connection with such negotiations that is not independently discoverable under applicable law shall be offered or received as evidence or used for impeachment or for any other purpose in any then current or future arbitration, judicial, administrative or other legal proceeding. Any party hereto may give the other party hereto written notice (an "Escalation Notice") at any time after the date which is thirty (30) days after the commencement of such negotiations of such party's desire to proceed as provided for in Section 10.9(e).
                                             ---------------

          (e) If the disputed matter shall not have been resolved as provided in Section 10.9(d) hereof, then SCT and the Purchasers shall attempt in good
   ---------------
faith to resolve any disputed matters referred to in Section 10.9(b) and/or (c)
                                                     --------------         ---
hereof by negotiation between SCT's and the Purchasers' respective chief executive officers. Within 15 days after delivery of the Escalation Notice, the receiving party shall submit to the other party a written response. Each of the Escalation Notice and the response thereto shall include (i) a statement of such party's position and a summary of the arguments supporting that position, and
(ii) the name and title of any other person who shall accompany the chief executive officer in any meetings to be held to resolve the dispute. Within 30 days after the delivery of the Escalation Notice, the chief executive officers of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they mutually deem necessary, to attempt to resolve the disputed matters. All reasonable requests for information made by one party to the other shall be honored. All negotiations pursuant to this Section 10.9(e)
                                                              ---------------
shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence and nothing stated or disclosed and no document produced in connection with such negotiations that is not independently discoverable under applicable law shall be offered or received as evidence or used for impeachment or for any other purpose in any then current or future arbitration, judicial, administrative or other legal proceeding.

          (f) If the disputed matters shall not have been resolved as provided in Section 10.9(e) hereof within 30 days after the first meeting between the
   ---------------
respective chief executive officers of the parties, then SCT and the Purchasers shall thereafter endeavor to settle such dispute by mediation under the then current Commercial Mediation Rules of the American Arbitration Association. The mediation shall be conducted before one independent and disinterested mediator who is mutually agreeable to SCT, on the one hand, and the Purchasers, on the other hand. The mediator shall be an attorney with expertise in the subject matter of the dispute. If the parties are unable to agree upon a mediator within ten (10) days of initiation of the mediation proceeding, then (i) SCT, on the one hand, and the Purchasers, on the other hand, shall submit to the other a list of three (3) independent and disinterested nominees to serve as the mediator within three (3) days after the expiration of such ten (10) day period,
(ii) each party shall strike two (2) names from the other party's list and advise such other party of the identity of the remaining nominee; and (iii) the mediator shall be selected by lot between the two (2) remaining persons on both lists. Within thirty (30) days after the mediator has been selected, a senior executive representative of each party (the "Senior Representative") and their respective attorneys shall meet with the mediator for one mediation conference, it being agreed that each party's Senior Representative shall have full authority to settle the applicable dispute at such mediation conference. Each party may, no more than three (3) days prior to the mediation conference, submit to the mediator statements of fact regarding the nature of the dispute, together with any supporting documentation and, if so submitted to the mediator, such party shall deliver a copy thereof to the other party concurrently with, and pursuant to the same delivery method of, delivery to the mediator. If the dispute is not settled at such mediation conference or at any mutually agreed continuation thereof, then either party may give the other a written notice declaring the mediation process at an end, in which event each party shall be free to seek arbitration as provided in Section 10.9(g). All negotiations pursuant to this
                           ---------------
Section 10.9(f) shall be confidential and shall be treated as compromise and
---------------
settlement negotiations for purposes of applicable rules of evidence and nothing stated or disclosed and no document produced in connection with such negotiations that is not independently discoverable under applicable law shall be offered or received as evidence or used for impeachment or for any other purpose in any then current or future arbitration, judicial, administrative or other legal proceeding.

          (g) If such disagreement has not been resolved in accordance with Sections 10.9 (d), (e), and (f) then the parties shall finally settle such
-----------------  ---      ---
dispute by binding arbitration conducted expeditiously in accordance with the then existing rules (the "Rules") of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any controversy shall be the law of the State of Delaware, regardless of principles of conflicts of laws. Except to the extent otherwise agreed by the parties and notwithstanding anything in the Rules to the contrary, in any arbitration pursuant to this Agreement, (i) discovery shall be allowed and governed by the rules of civil procedure as then in effect in the State of Delaware and (ii) the award or decision shall be rendered by a panel of three
(3) arbitrators selected as follows: SCT, on the one hand, and the Purchasers, on the other hand, shall select one (1) arbitrator within thirty (30) days after the commencement of the arbitration proceeding and the third arbitrator shall be selected by the mutual agreement of the two (2) arbitrators so selected by SCT and the Purchasers within thirty (30) days after the selection of the last of such two (2) arbitrators. In the event that such two (2) arbitrators cannot mutually agree upon the third arbitrator within such thirty (30) day period, such third arbitrator shall be appointed by the AAA in accordance with the Rules. Upon the selection of the arbitrators, an award or decision shall be rendered within the period required by the Rules. Judgment upon the award rendered by the arbitrator may be entered into any court having jurisdiction thereof.

          (h) The parties shall conduct any mediation or arbitration proceedings pursuant to Section 10.9(f) and Section 10.9(g). respectively, in
                        ---------------     ---------------
Chicago, Illinois, and the arbitrator shall apply the substantive law of Delaware as applicable to the dispute.

          (i)  If SCT is required to make any payment under this Section 10.9 on
                                                                 ------------
account of any Triggering Event, then concurrently with SCT's payment therefor, the Purchasers shall to the extent of such payment by SCT assign (and ACS shall cause the Purchasers, the Company and Omni-tech to assign) their respective rights to any claim related to the Triggering Event that they may have against the counter-party to such Outsourcing Agreement.

                                  ARTICLE 11
                                  TERMINATION

    11.1   Termination. This Agreement may be terminated prior to the Closing as
           -----------
follows:

                 (a) at any time before the Closing, by the mutual written agreement between the SCT Parties and the ACS Parties;

                 (b) at any time before the Closing, by the Purchasers if any of the representations or warranties contained in Article 4 of this Agreement were
                                               ---------
incorrect in any material respect when made or become incorrect in any material respect;

                 (c) at any time before the Closing, by SCT if any of the representations or warranties contained in Article 5 this Agreement were
                                           ---------
incorrect in any material respect when made or become incorrect in any material respect;

                 (d) at any time before the Closing, by the SCT Parties, on the one hand, or by the ACS Parties, on the other hand, upon any material breach by any of the ACS Parties or by any of the SCT Parties, respectively, of their respective covenants or agreements contained in this Agreement, and, in either case, the failure of the breaching party to cure such breach, if curable, within ten (10) days after written notice thereof is given by the non-breaching party to the breaching party;

                 (e) at any time before the Closing, by SCT as permitted by
Section 6.3(a) of this Agreement, if, on or prior to the date of termination,
--------------
SCT pays the Purchasers Five Million Dollars ($5,000,000) (the "Termination Fee") by wire transfer of immediately available funds to the account designated on Schedule 11.1(e); and
   ----------------

                 (f) at any time after July 31, 2001 by the SCT Parties, on the one hand, or by the ACS Parties, on the other hand, upon notification to the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and the failure of the Closing to occur is not caused by a breach of this Agreement by the terminating party.

    11.2   Effect of Termination.
           ---------------------

                 (a) Subject to Section 11.2(b) of this Agreement, if this
                                ---------------
Agreement is validly terminated pursuant to Section 11.1 of this Agreement, then
                                            ------------
this Agreement shall forthwith become void, and, subject to Section 11.2(b) of
                                                            ---------------
this Agreement, there shall be no liability under this Agreement on the part of any of the SCT Parties, on the one hand, or the Purchasers, on the other hand, and all rights and obligations of each party to this Agreement shall cease; provided, that (i) the provisions of Section 12.1 of this Agreement shall
                                     ------------
indefinitely survive any such termination, (ii) the provisions of Section 6.2 of
                                                                  -----------
this Agreement and the Confidentiality Agreement shall survive such termination until its provisions have been fully performed in accordance with its terms or have otherwise been fully discharged, (iii) this Section 11.2 shall indefinitely
                                                 ------------
survive such termination.

                 (b) If this Agreement is validly terminated as a result of a misrepresentation or a breach of any warranty made by any party or as a result of a material breach by a party of any of such party's covenants or agreements contained in this Agreement, or, if all conditions to the obligations of a party at Closing contained in either of Article 7 or Article 8 of this Agreement have
                                  ---------    ---------
been satisfied (or waived by the party entitled to waive such conditions) and such party does not proceed with the Closing, then any and all rights and remedies available to the non-breaching parties, whether under this Agreement, at law or in equity or otherwise shall be preserved and shall survive the termination of this Agreement.

                 (c) If this Agreement is terminated as contemplated by Section
                                                                        -------
6.3(a), then such termination will not be effective until wire transfer
------
confirmation of payment of the Termination Fee required by Section 11.1(e) has
                                                           ---------------
been received by SCT from its bank.

                                  ARTICLE 12
                                    GENERAL

    12.1   Expenses. The SCT Parties shall be responsible for the payment of
           --------
costs they have incurred and will incur in connection with the negotiation, execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement by the SCT Parties; provided, that SCT Parties shall be responsible for the payment of costs that the Company and Omni-Tech have incurred and will incur in connection with the negotiation, execution and delivery of this Agreement and the consummation of the Closing. The ACS Parties shall be responsible for the payment of costs they have incurred and will incur in connection with the negotiation, execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement by the ACS Parties.

    12.2   Binding Effect and Assignment. This Agreement shall be binding upon
           -----------------------------
and inure to the benefit of and be enforceable by each of the parties and their respective successors, assigns, heirs, administrators and personal representatives. This Agreement may be assigned by the Purchasers to an Affiliate of the Purchasers and ACS, provided that such Affiliate assumes all obligations of the Purchasers under this Agreement and provided, further, that the Purchasers and ACS shall remain jointly and severally liable with such Affiliate for all representations, warranties, agreements and liabilities under this Agreement. This Agreement may not be assigned by any of the SCT Parties without the prior written consent of the Purchasers. This Agreement may not be assigned by ACS without the prior written consent of SCT.

    12.3   Consents, Further Assurances. Consistent with the terms and
           ----------------------------
conditions of this Agreement, each party to this Agreement will use its commercially reasonable efforts to execute and deliver such other documents and take such other actions as reasonably requested by the other party to fulfill the conditions precedent to the obligation of the other party to consummate the purchase and sale of the Shares, or as the other party to this Agreement may reasonably request in order to carry out this Agreement and the transactions contemplated by this Agreement. The ACS Parties and the SCT Parties shall use their respective commercially reasonable efforts and will cooperate with each other to the extent reasonably necessary to obtain all consents, approvals and waivers, if any, from Third Parties required to consummate the transactions contemplated by this Agreement or which, if not obtained, would materially adversely affect the Condition; provided, that, in obtaining such consents, approvals and waivers, none of the SCT Parties or any of their respective Affiliates and none of the ACS Parties or any of their respective Affiliates shall be required to make any additional payment or guarantee or to take any action which would impose any material additional cost, expense or liability on any of the SCT Parties or any of their respective Affiliates or on any of the ACS Parties or any of their respective Affiliates other than that which would have been incurred by such SCT Party Affiliate or the ACS Party or such Affiliate in the absence of this Section 12.3.
                                 ------------

    12.4   Waiver. Any term or provision of this Agreement may be waived at any
           ------
time by the party entitled to the benefit thereof only by a written instrument duly executed by such party.

    12.5   Notices. All notices, requests, demands, waivers, consents,
           -------
approvals, or other communications which are required or permitted under this Agreement shall be in writing and shall be delivered personally, sent by reputable overnight courier service (such as Federal Express), or sent by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth below:

                       If to any of the SCT Parties:

                            c/o Systems & Company Technology Corporation
                            4 Country View Road
                            Malvern, Pennsylvania 19355
                            Attention: Senior Vice President and General Counsel

                       With a copy to:

                            Pepper Hamilton LLP
                            1235 Westlakes Drive
                            Suite 400
                            Berwyn, Pennsylvania 19312
                            Attention: Barry M. Abelson, Esquire

                       If to the ACS Parties:

                            c/o Affiliated Computer Services, Inc.
                            2828 North Haskell Avenue
                            Dallas, Texas 75204
                            Attention: John H. Rexford, Senior Vice President

                       With a copy to:

                            Hughes & Luce LLP
                            1717 Main Street
                            Suite 2800
                            Dallas, Texas 75201
                            Attention: Nancy Duessel, Esquire

or to such other address as the party entitled to receive such notice may, from time to time, specify in writing to the other party. Each such notice, request, demand, waiver, consent, approval and other communications shall be deemed to be received when delivered if delivered personally, the next business day after the date sent if sent by a national overnight delivery service, or three (3) business days after the date mailed if mailed by certified or registered mail.

    12.6   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
           -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF DELAWARE.

    12.7   Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY
           --------------------
IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE)

ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

    12.8   No Third-Party Beneficiaries. Except for the Purchaser Indemnitees
           ----------------------------
and SCT Indemnitees, no provision is intended to benefit any person other than the signatories to this Agreement nor shall any such provision be enforceable by any other person.

    12.9   Severability. Any provision of this Agreement which is invalid or
           ------------
unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    12.10  Schedules. All Schedules referred to in this Agreement are intended
           ---------
to be and are specifically incorporated by reference in this Agreement.

    12.11  Section Headings. All Section headings in this Agreement have been
           ----------------
inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions of this Agreement.

    12.12  Gender and Number. Words denoting the singular number only shall
           -----------------
include the plural and vice versa. Words denoting any gender include all genders and words denoting persons shall include firms and corporations and vice versa.

    12.13  Contents of Agreement. This Agreement sets forth the entire
           ---------------------
understanding of the parties to this Agreement with respect to the transactions contemplated by this Agreement and shall not be amended or terminated except by a written instrument duly executed by each of the parties to this Agreement. Any and all prior agreements or understandings between or among the parties regarding the subject matter hereof, including without limitation, the letter of intent dated June 1, 2001, are superseded in their entirety by this Agreement.

    12.14  Counterparts. This Agreement may be executed in two or more fully
           ------------
executed counterparts, each of which shall be deemed an original, but all of such counterparts together shall constitute but one and the same instrument.


[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                              SYSTEMS & COMPUTER TECHNOLOGY CORPORATION


                              By: /s/ Eric Haskell
                                  ----------------

                              Print Name: Eric Haskell
                                          ------------

                              Title: Senior Vice President
                                     ---------------------


                              SCT TECHNOLOGIES (CANADA), INC.


                              By: /s/ Eric Haskell
                                  ----------------

                              Print Name: Eric Haskell
                                          ------------

                              Title: Senior Vice President
                                     ---------------------


                              SCT FINANCIAL CORPORATION



                              By: /s/ Eric Haskell
                                  ----------------

                              Print Name: Eric Haskell
                                          ------------

                              Title: Senior Vice President
                                     ---------------------


                              SCT PROPERTY, INC.


                              By: /s/ Eric Haskell
                                  ----------------

                              Print Name: Eric Haskell
                                          ------------

                              Title: Senior Vice President
                                     ---------------------

                              SCT GOVERNMENT SYSTEMS, INC.


                              By: /s/ Eric Haskell
                                  ----------------

                              Print Name: Eric Haskell
                                          ------------

                              Title: Senior Vice President
                                     ---------------------


                              OMNI-TECH SYSTEMS LTD.


                              By: /s/ Eric Haskell
                                  ----------------

                              Print Name: Eric Haskell
                                          ------------

                              Title: Senior Vice President
                                     ---------------------


                              AFFILIATED COMPUTER SERVICES, INC.


                              By: /s/ John Rexford
                                  ----------------

                              Print Name: John Rexford
                                          ------------

                              Title: Executive Vice President
                                     ------------------------


                              ACS ENTERPRISE SOLUTIONS, INC.


                              By: /s/ John Rexford
                                  ----------------

                              Print Name: John Rexford
                                          ------------

                              Title: Vice President
                                     --------------


                              ACS-ALBERTA, INC.



                              By: /s/ John Rexford
                                  ----------------

                              Print Name: John Rexford
                                          ------------

                              Title: Vice President
                                     --------------

TABLE OF CONTENTS

Page
----
ARTICLE 1  DEFINITIONS............................................  2

ARTICLE 2  SALE AND PURCHASE OF SHARES............................  8

ARTICLE 3  CLOSING................................................  9

ARTICLE 4  REPRESENTATIONS AND WARRANTIES RESPECTING THE SCT
           PARTIES................................................ 10

ARTICLE 5  REPRESENTATIONS AND WARRANTIES RESPECTING PURCHASERS... 29

ARTICLE 6  CERTAIN COVENANTS AND OTHER MATTERS.................... 30

ARTICLE 7  CONDITIONS TO THE OBLIGATION OF PURCHASERS............. 34

ARTICLE 8  CONDITIONS TO THE OBLIGATION OF THE SCT PARTIES........ 37

ARTICLE 9  POST-CLOSING COVENANTS................................. 38

ARTICLE 10 INDEMNIFICATION; EXPENSES.............................. 43

ARTICLE 11 TERMINATION............................................ 54

ARTICLE 12 GENERAL................................................ 55